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                            Asset Purchase Agreement

                                  by and among

                          NTN Software Solutions, Inc.,


                            NTN Communications, Inc.,


                         Breakaway International, Inc.,


                           and the Seller Shareholders


                                   dated as of

                                  July 30, 2003






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                                TABLE OF CONTENTS


ARTICLE I      PURCHASE AND SALE; CLOSING......................................2

      1.1      PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES..........2

      1.2      PURCHASE PRICE..................................................2

      1.3      ADDITIONAL PAYMENTS.............................................3

      1.4      CLOSING.........................................................5

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER
               SHAREHOLDERS....................................................5

      2.1      ORGANIZATION AND POWER..........................................5

      2.2      AUTHORIZATION; BINDING EFFECT, ETC..............................6

      2.3      NO VIOLATION....................................................6

      2.4      FINANCIAL STATEMENTS............................................6

      2.5      LIABILITIES.....................................................6

      2.6      ABSENCE OF CHANGES..............................................7

      2.7      PERSONAL PROPERTY...............................................8

      2.8      TITLE TO PURCHASED ASSETS; NO ENCUMBRANCES; SUFFICIENCY.........8

      2.9      TAXES...........................................................8

      2.10     CONTRACTS.......................................................8

      2.11     ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.......................10

      2.12     INTELLECTUAL PROPERTY..........................................10

      2.13     PERMITS; COMPLIANCE WITH LAW...................................12

      2.14     EMPLOYEES......................................................13

      2.15     EMPLOYEE PLANS AND BENEFITS....................................13

      2.16     INSURANCE......................................................14

      2.17     TRANSACTIONS WITH AFFILIATES...................................15

      2.18     BOOKS AND RECORDS..............................................15

      2.19     OPERATION OF BUSINESS IN ORDINARY COURSE.......................15

      2.20     LITIGATION.....................................................16

      2.21     APPROVALS......................................................16

      2.22     INVESTMENT INTENT..............................................16

      2.23     INVESTMENT EXPERIENCE; DISCLOSURE OF INFORMATION...............17

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      2.24     CUSTOMERS, SUPPLIERS AND PARTNERS..............................17

      2.25     INVENTORY......................................................17

      2.26     ENVIRONMENTAL COMPLIANCE.......................................17

      2.27     DISCLOSURE.....................................................18

ARTICLE III    REPRESENTATIONS OF PARENT AND BUYER............................18

      3.1      ORGANIZATION AND POWER.........................................18

      3.2      AUTHORIZATION; BINDING EFFECT, ETC.............................18

      3.3      NO VIOLATION...................................................19

      3.4      CHARTER, BY-LAWS AND RESOLUTIONS...............................19

      3.5      NTN SHARES.....................................................19

      3.6      PRIVATE SALE...................................................19

      3.7      APPROVALS......................................................19

      3.8      TAX REPRESENTATIONS............................................19

ARTICLE IV     PRE-CLOSING COVENANTS..........................................20

      4.1      CLOSING CONDITIONS.............................................20

      4.2      CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE..................20

      4.3      PRE-CLOSING SALES GENERATED BY PARENT OR BUYER.................22

ARTICLE V      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS....................22

      5.1      DELIVERY OF DOCUMENTS OF TRANSFER..............................22

      5.2      REPRESENTATIONS AND WARRANTIES.................................22

      5.3      SELLER'S CERTIFICATE...........................................22

      5.4      SELLER'S PERFORMANCE...........................................23

      5.5      NO MATERIAL ADVERSE EFFECT.....................................23

      5.6      APPROVALS......................................................23

      5.7      NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY....................23

      5.8      APPROVAL OF DOCUMENTATION......................................23

      5.9      RELATED AGREEMENTS.............................................24

      5.10     CHARTER, BY-LAWS AND MINUTES...................................24

      5.11     PAYOFF LETTERS.................................................24

ARTICLE VI     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS...................24

      6.1      REPRESENTATIONS AND WARRANTIES.................................24

      6.2      PARENT AND BUYER'S CERTIFICATE.................................24

      6.3      APPROVAL OF DOCUMENTATION......................................25

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      6.4      RELATED AGREEMENTS.............................................25

      6.5      CHARTER, BY-LAWS AND MINUTES...................................25

      6.6      APPROVALS......................................................25

      6.7      NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY....................25

ARTICLE VII    REGISTRATION OF NTN SHARES.....................................25

      7.1      MANDATORY REGISTRATION.........................................25

      7.2      REGISTRATIONS ON FORM S-3......................................25

      7.3      RIGHT TO DEFER REGISTRATION....................................26

      7.4      RIGHT TO PIGGYBACK REGISTRATIONS...............................26

      7.5      REGISTRATION PROCEDURES........................................26

      7.6      SUSPENSION OF PROSPECTUS.......................................28

      7.7      REGISTRATION EXPENSES..........................................28

      7.8      PAYMENT........................................................28

      7.9      INDEMNIFICATION BY PARENT......................................28

      7.10     INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES...........29

      7.11     NOTICE; DEFENSE OF CLAIMS......................................29

      7.12     CONTRIBUTION...................................................29

      7.13     SURVIVAL.......................................................30

      7.14     UNDERWRITING AGREEMENT.........................................30

      7.15     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS....................30

      7.16     MARKET STAND-OFF AGREEMENT; LOCK-UP............................30

      7.17     TRANSFER OF REGISTRATION RIGHTS................................30

      7.18     TERMINATION OF REGISTRATION RIGHTS.............................30

      7.19     REPORTS UNDER THE EXCHANGE ACT.................................31

ARTICLE VIII   POST-CLOSING COVENANTS.........................................31

      8.1      COVENANT NOT TO COMPETE........................................31

      8.2      RESTRICTIONS ON SOLICITING EMPLOYEES...........................32

      8.3      CONFIDENTIALITY................................................32

      8.4      REASONABLENESS OF RESTRICTIONS AND ENFORCEABILITY..............32

      8.5      SEVERABLE COVENANTS............................................33

      8.6      PAYMENTS RECEIVED BY SELLER AFTER THE CLOSING..................33

      8.7      TAX COVENANTS..................................................33

      8.8      REPURCHASE.....................................................33

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ARTICLE IX     TERMINATION....................................................34

      9.1      TERMINATION....................................................34

      9.2      EFFECTS OF TERMINATION.........................................35

ARTICLE X      INDEMNIFICATION................................................35

      10.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND
               AGREEMENTS.....................................................35

      10.2     INDEMNIFICATION BY SELLER AND SELLER SHAREHOLDERS..............36

      10.3     TAX MATTERS....................................................36

      10.4     INDEMNIFICATION BY PARENT AND BUYER............................36

      10.5     PROCEDURES.....................................................36

      10.6     INDEMNIFICATION RECOVERY.......................................37

ARTICLE XI     TAX MATTERS....................................................38

      11.1     TAXES ON SALE..................................................38

      11.2     TAX ALLOCATION.................................................38

      11.3     TAX TREATMENT..................................................38

ARTICLE XII    GENERAL........................................................38

      12.1     ENTIRE AGREEMENT...............................................38

      12.2     EQUITABLE RELIEF; BINDING EFFECT...............................39

      12.3     SEPARATE COUNTERPARTS..........................................39

      12.4     TRANSACTION COSTS..............................................39

      12.5     NOTICES........................................................39

      12.6     NO DISCLOSURE WITHOUT CONSENT..................................40

      12.7     SEVERABILITY...................................................40

      12.8     CAPTIONS.......................................................41

      12.9     GOVERNING LAW..................................................41

      12.10    NO THIRD-PARTY BENEFICIARIES...................................41

      12.11    ARBITRATION....................................................41

EXHIBITS

EXHIBIT A       Definitions
EXHIBIT B       Bill of Sale
EXHIBIT C       Preliminary Balance Sheet
EXHIBIT D       Sophisticated Purchaser Questionnaire

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 30, 2003 by and among NTN Software Solutions, Inc., a Delaware corporation (the "Buyer"), NTN Communications, Inc., a Delaware corporation (the "Parent"), Breakaway International, Inc., a Texas corporation (the "Seller"), and Gary W. Peek II, Thomas E. Patty, Jr., Michael L. Davis, Michael D. Yaw and Gary W. Stevens, constituting all of the shareholders of Seller (the "Seller Shareholders"). Unless otherwise defined in the Agreement, capitalized terms used in this Agreement are defined in Exhibit A.

                                   WITNESSETH

     WHEREAS, Buyer wishes to buy and Seller wishes to sell all of the assets used or useful in Seller's business relating to point-of-sale, restaurant reservation and table seating management software solutions for the food service industry, together with the goodwill associated therewith;

     WHEREAS, as consideration for the acquisition of assets and goodwill, Buyer will (i) assume certain liabilities of Seller, (ii) issue to Seller $2,2750,000 in shares of unregistered common stock, $.005 par value per share, of Parent (the "Parent Common Stock"), (iii) pay to Seller $25,000 in cash (the "Seller Notes");

     WHEREAS, Parent will file a registration statement on Form S-3 covering the resale of the unregistered shares of Parent Common Stock issued hereunder within 30 days of the Closing Date;

     WHEREAS, in order to induce Seller to sell the assets and goodwill, Buyer will pay to the Seller additional payments as provided herein;

     WHEREAS, in connection with the purchase of such assets, Buyer will enter into Employment Agreements with Gary Peek, Tom Patty, Mike Davis, Gary Stevens and Wayne Rock;

     WHEREAS, in connection with the sale of all the assets used or useful in such business and the assumption of certain liabilities, Seller and the Seller Shareholders have agreed to be bound by non-competition, non-solicitation and confidentiality provisions as set forth in this Agreement;

     WHEREAS, for federal tax purposes, the transactions contemplated or required by this Agreement are intended to qualify as a reorganization under the provisions of Code Section 368(a); and

     WHEREAS, Seller shall distribute the stock, securities and other properties it receives from Buyer, as well as its other properties, to the Seller Shareholders pursuant to the plan of reorganization.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the Parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE; CLOSING

     1.1 PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES. Subject to the terms and conditions of this Agreement, on the Closing Date:

          (a) Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all of the Purchased Assets (together with the other transactions contemplated or required by this Agreement and the documents related to this Agreement, the "Transactions").

          (b) Buyer also will assume and agree to pay, perform and discharge when due the Assumed Liabilities, but none of the Retained Liabilities; Seller will remain fully and solely liable for all of the Retained Liabilities.

          (c) Seller shall distribute the stock, securities and other properties it receives from Buyer, as well as its other properties, to the Seller Shareholders pursuant to the plan of reorganization.

     1.2 PURCHASE PRICE. Buyer will pay to Seller at the Closing (except with respect to the Adjustment Amount, which will be paid at such time as set forth in paragraph (g)) an aggregate purchase price (the "Purchase Price") consisting of:

          (a) the assumption of the Assumed Liabilities by Buyer;

          (b) $25,000 in cash, as adjusted by the Adjustment Amount;

          (c) an amount of shares of Parent Common Stock equal in value to $2,275,000, valued on the Closing Date at the lesser of a 50-day trailing average or $1.75 per share; provided, however, that the assigned value shall not be more than $0.30 per share below the market price on the business day immediately prior to the Closing Date (the "NTN Shares"); provided, that the Seller agrees that Buyer may deliver the certificate evidencing such NTN Shares as soon as commercially practicable after the Closing; and

          (d) the amount of $157,260.45 to Thomas E. Patty, Jr. and $70,000.68 to Gary W. Peek, II, in respect of full satisfaction of obligations outstanding, including all principal and interest, under the Seller Notes.

          (e) In the event that on the Closing Date, the Assumed Liabilities as determined by the Closing Date Balance Sheet are different than the Assumed Liabilities as determined by the Preliminary Balance Sheet, the Purchase Price will be adjusted, on a dollar for dollar basis, by the difference such that if the Assumed Liabilities as determined by the Closing Date Balance Sheet exceeds the Assumed Liabilities as determined by the Preliminary Balance Sheet the cash payment set forth in Section 1.2(b) will be decreased by such amount and that if the Assumed Liabilities as determined by the Closing Date Balance Sheet is less than the Assumed Liabilities as determined by the Preliminary Balance Sheet the cash payment set forth in Section 1.2(b) shall be increased by such amount (the "Adjustment Amount").

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

          (f) Adjustment Procedure.

               (1) Closing Date Balance Sheet. Within 60 days after the Closing, Buyer will deliver to Seller a balance sheet of the Business as of the Closing Date (the "Closing Date Balance Sheet") and the Adjustment Amount, if any. If, within 15 days after these deliveries, Seller has not given Buyer notice of its objection to the computation of the Closing Date Balance Sheet (along with a reasonably detailed statement of the bases for the objection), the Closing Date Balance Sheet and the computation of any Adjustment Amount will be binding on the Parties.

               (2) Objection. If Seller gives notice of objection to the Closing Date Balance Sheet or the computation of any Adjustment Amount, and the Parties do not resolve their differences within ten (10) days after the notice is given, the issues in dispute will be immediately submitted to independent accountants selected by Buyer but agreed to by Seller, whose consent shall not be unreasonably withheld (the "Accountants") for resolution. Under such circumstances, (A) each Party, within ten (10) days following the expiration of the initial ten-day period, will furnish the Accountants with a statement of its position and any supporting work papers, computations and written arguments and any other documents and information relating to the disputed issues the Accountants request; (B) the Accountants will make their determination based solely on the materials submitted by the Parties and any oral presentations the Accountants decide to allow and not on any independent review; (C) the Accountants shall provide a written statement of determination that will be binding and conclusive on the Parties; and (D) Buyer and Seller will each bear one-half of the amount of the Accountants' fees and expenses.

          (g)  Payment.   The  Parties  acknowledge  that  the  payment  of  the
     Adjustment Amount will be in cash as soon as practicable after the Adjustment Amount has been determined.

     1.3 ADDITIONAL PAYMENTS.

          (a) In addition to the consideration set forth in Section 1.2, Buyer shall pay to the Seller contingent payments ("Contingent Payments") as follows:

               (1) Baseline Year Payment. Buyer will pay to the Seller a Contingent Payment in the amount of two (2) times the excess of (i) 60% of EBT for the period July 1, 2003 through June 30, 2004 over (ii) $398,809.71 (the "First Baseline Year"); and

               (2) Second Year Payment. Buyer will pay to the Seller a Contingent Payment in the amount of 30% of the excess of (x) EBT for the period July 1, 2004 through June 30, 2005 (the "Second Baseline Year"), over (y) the amount equal to the product of (a) EBT for the First Baseline Year multiplied by (b) 1.25; and

               (3) Third Year Payment. Buyer will pay to the Seller a Contingent Payment in the amount of 30% of the excess of (x) EBT for the period July 1, 2005 through June 30, 2006, over (y) the amount equal the product of (a) EBT for the Second Baseline Year multiplied by (b) 1.25.

          (b) The amounts described in Section 1.3(a) shall be determined, as therein provided, within 50 days following the close of each of the three applicable Baseline Years in question. Any undisputed portion thereof shall be paid within 65 days following the close of the applicable Baseline Year in question. In each instance, determination of such amount shall be made in accordance with the terms of this Section 1.3(b) by the auditors regularly employed to audit the books of account and financial statements of Buyer, but the Seller shall be entitled, at the Seller's election and at the Seller's own expense, to employ a certified public accountant of the Seller's choosing to participate in and review such determination, and Buyer shall cause its auditors to fully cooperate with such accountants and furnish such accountants with copies of all relevant work papers and other information relating to the determination of such amounts. In the event that Buyer and the Seller are unable to agree on the amount due under any Contingent Payment hereunder within 120 days of the end of the applicable Baseline Year, the independent accountants of Buyer and the Seller are to mutually select a third independent accountant which shall calculate the Contingent Payment then due. The Parties agree that the determination of such third accounting firm shall be final and binding, and the Parties shall share equally the expenses incurred in connection with the third accounting firm's employment. The date of such determination made in accordance with this Section 1.3(b) shall be the "Determination Date".

          (c) The Seller shall receive the Contingent Payments in the form of Parent Common Stock. The Seller will receive that number of shares of Parent Common Stock equal to the nearest whole number that is the fraction,
     (i) the numerator of which is the amount due in respect of such Contingent Payment, and (ii) the denominator of which is the market price of Parent Common Stock on the Determination Date (the "Contingent NTN Shares"); provided, however that within 25 days following the close of each of the three applicable Baseline Years the Seller, upon written notice to Buyer and Parent, may elect to receive up to 20% of that year's payment described in Section 1.3(a) in cash in lieu of that amount of Parent Common Stock.

          (d) During the periods of the Contingent Payments, the Business shall be managed generally in accordance with the business principles and practices employed in the management of Parent's business relating to software solutions for the food service industry, with a view to the achievement of reasonable growth objectives in both sales and earnings; provided, however, that Parent and Buyer shall be obligated only to operate the Business in a manner which is consistent with Parent's corporate policy considered on a consolidated basis, and in a manner consistent with Parent's consolidated strategy, policies, practices and resources. As an example of the foregoing principles, opportunities for growth of the Business may be rejected if they do not appear more desirable, from a consolidated viewpoint, than other opportunities which may be available to Parent or Buyer for the employment of Parent or Buyer's limited financial resources. This Agreement shall impose no obligation upon Parent or Buyer to contribute additional capital to Buyer or to select investments for financial support of Buyer. Parent may cause Buyer to reimburse Parent or one of Parent's other subsidiaries for the direct additional costs incurred by Parent or such other subsidiary for services rendered directly to Buyer, provided that the costs so reimbursed shall be reasonable in amount in relationship to Buyer's needs, shall be for services reasonably required by Buyer and actually furnished by Parent or one of its affiliates, and shall not exceed the cost which would have been incurred by Buyer if it had obtained such services from qualified and reputable external contractors.

          (e) In the management of the affairs of Buyer, Parent and Buyer shall employ their business judgment in a manner consistent with the obligations of the management and directors of Parent taken as a whole. Neither Parent nor Buyer shall have any liability to the persons entitled to Contingent Payments for any decision made or any course of action selected by Parent or Buyer with respect to the affairs of Buyer or the conduct of the Business, except for bad faith or willful abuse of Parent or Buyer's discretion in connection with such affairs.

          (f) Interest on inter-company balances between Parent and Buyer shall be at Parent's weighted average cost of borrowing; provided that if Buyer shall have paid dividends to Parent, subsequent loans of advances by Parent shall be treated as a return of such dividends, to the extent thereof.

          (g) If at any time Parent shall determine that it is in the best interests of Parent, considered as a whole, to dispose of all or substantially all the assets of the Business, then Parent may dispose of all or substantially all of such assets, and in such event, if Seller (or its designee) has not exercised its rights to purchase all or substantially all of the assets of the Business pursuant to Section 8.8(b), Parent shall pay to the Seller an amount determined by disinterested appraisers as the fair present value of the reasonably expected Contingent Payments payable to the Seller in respect of Buyer or (as the case may be) the assets in question otherwise to have been paid. Said appraisers shall be a nationally recognized investment banking firm chosen by Buyer and by the Seller; but if Buyer and Seller are unable to agree on an investment banking firm to act as appraiser, then Buyer and the Seller shall each select such a firm and the two firms so selected shall select a third nationally recognized investment banking firm to act as appraisers. The findings of the appraisers so selected shall be final and binding on the Parties, and the fees and expenses of such appraisers and of the firms employed to choose such appraisers shall be paid by Buyer.

     1.4 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Transactions and the other actions contemplated by this Agreement to occur in connection therewith (the "Closing") will take place at the offices of NTN Communications, Inc., 5966 La Place Court, Carlsbad, California 92008, on July 31, 2003, or at such other time and/or place as the Parties hereto may mutually agree upon (the "Closing Date"). The Parties agree that time is of the essence and will diligently work towards the Closing Date.

                               ARTICLE II
        REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SHAREHOLDERS

     As a material inducement to Parent and Buyer to enter into and perform this Agreement, Seller and each Seller Shareholder represents, warrants, covenants and agrees that:

     2.1 ORGANIZATION AND POWER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with full power and authority to own or lease and operate its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement, and to consummate the Transactions. To the Knowledge of the Seller, the Seller is not required to qualify in any other jurisdiction.

     2.2 AUTHORIZATION; BINDING EFFECT, ETC. Seller has all requisite power and authority to execute, deliver and perform this Agreement, the Transactions and each other document being executed in connection herewith to which it is a party. The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to be executed by Seller has been duly authorized by all requisite action of Seller, and (assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto), this Agreement and each such other document or agreement contemplated hereunder will be, a valid and binding obligation of Seller and, to the extent applicable, each Seller Shareholder, enforceable against Seller and, to the extent applicable, each Seller Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. Seller and, to the extent applicable, each Seller Shareholder has, as of the date of this Agreement, and will, as of the Closing, have taken or will take all actions necessary and advisable in order to approve and adopt this Agreement and the Transactions.

     2.3 NO VIOLATION. The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby and the consummation of the Transactions do not and will not (a) violate any provisions of law applicable to Seller; (b) with or without the giving of notice or passage of time, or both, conflict with or result in the breach of any provision of Seller's Articles of Incorporation or by-laws or any material contracts to which Seller is a party, or by which the Purchased Assets are bound; (c) constitute a violation of any order, judgment or decree to which Seller is a party or by which any of its assets or properties are bound; or (d) require the consent, approval, order or authorization of, or registration or filing with any court, administrative agency, or other governmental authority or third Person.

     2.4 FINANCIAL STATEMENTS. Seller has delivered the Financial Statements to Buyer. The Financial Statements fairly present the financial condition and the results of operations of the Business and Seller as of their respective dates, and for the periods then ended in all material respects, and the Financial Statements fairly and substantially reflect the assets, liabilities and operations of the Business and Seller in all material respects. During the periods covered by the Financial Statements, the operations of Seller constituted solely those of the Business.

     2.5 LIABILITIES. All of Seller's liabilities (whether accrued, unmatured, contingent, or otherwise, and whether due or to become due) which may impact the Business are stated or adequately reserved for in the Preliminary Balance Sheet (or described in the notes thereto), except for liabilities incurred since the date of the Preliminary Balance Sheet in the Ordinary Course, which liabilities have not had and are not reasonably likely to have a Material Adverse Effect. Seller has no Knowledge of any other liability or loss contingency of Seller or of the Business. None of Seller's indebtedness or other liabilities has been guaranteed or assumed by any other Person or entity. The amount of the Seller Notes as of June 30, 2003 were $157,260.45 with respect to the note to Thomas E. Patty, Jr. and $70,000.68 with respect to the note to Gary W. Peek, II.

     2.6 ABSENCE OF CHANGES. Except as disclosed on Schedule 2.6, since January 1, 2003 there has not been:

          (a) any resignation or termination of any manager, officer or employee of Seller;

          (b) any damage, destruction or loss of any of the properties or assets of Seller, that could, singly or in the aggregate, have a Material Adverse Effect on the Seller;

          (c) any dividend, declaration, setting aside or payment or other distribution in respect of Seller's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such capital stock by Seller;

          (d) any labor dispute, or any other event, development, or condition, of any character, or, to the Knowledge of the Seller, threat of the same;

          (e) any asset or property of Seller made subject to any Encumbrances;

          (f) any waiver or release of any right of Seller, or the cancellation or compromise of any material debt or claim held by Seller;

          (g) any sale, assignment or transfer of any assets of Seller except in the Ordinary Course;

          (h) any loan by Seller to any officer, director, employee or stockholder of Seller, or any agreement or commitment therefor;

          (i) any increase, direct or indirect, in the compensation paid or payable to any officer, manager, employee or agent of Seller not in the Ordinary Course;

          (j) any transfer or grant of any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, servicemarks or copyrights or with respect to any know-how except in the Ordinary Course;

          (k) any transaction, contract or commitment, other than in the Ordinary Course, or in connection with the Transactions; or

          (l) any change in Seller's accounting methods or practices or tax elections.

     2.7 PERSONAL PROPERTY. Schedule 2.7 lists and briefly describes all material Personal Property of Seller. The Personal Property is "AS IS, WHERE IS" and without warranty of any kind, expressed or implied.

     2.8 TITLE TO PURCHASED ASSETS; NO ENCUMBRANCES; SUFFICIENCY.

          (a) Seller has, and is conveying to Buyer under this Agreement, good and indefeasible title or valid and subsisting leasehold interests or licenses to the Purchased Assets, in each case free and clear of Encumbrances.

          (b) The Purchased Assets constitute all of the assets necessary for the conduct of the Business and do not constitute any assets not related to the Business.

          (c) No Person, other than Seller, has any right to the use or possession of any of the Purchased Assets (other than rights which arise under software licenses and other than rights of lessors under the Material Contracts) that are necessary to conduct the Business and Seller does not use in the conduct of the Business any material equipment, properties or assets owned by any other Person, except property or equipment leased or licensed to Seller under the Contracts.

     2.9 TAXES. Seller has properly filed all Tax Returns required to be filed, and they are all correct and complete, except where an error in a Tax Return or a failure to file a Tax Return would not have a Material Adverse Effect. All Taxes, interest, and penalties due and payable as shown on the Tax Returns or claimed to be due by any taxing authority have been timely paid, except where the failure to pay such Taxes, interest and penalties would not have a Material Adverse Effect. There are no claims now pending or matters under discussion with any taxing authority in respect of any such Tax. Buyer will not incur or be obligated for, nor will the Purchased Assets be subject to, Taxes in connection with the acquisition of the Purchased Assets. There are no security interests on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax. None of the Purchased Assets is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Seller is not a party to any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954. Seller has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except where the failure to withhold or pay such Taxes would not have a Material Adverse Effect. Schedule 2.9 sets forth the federal income tax basis of Seller in the Purchased Assets.

     2.10 CONTRACTS.

          (a) Schedule 2.10 sets forth a true, complete and correct list of all Material Contracts relating to the Business. For purposes of this Section 2.10, a Contract (or a group of similar Contracts with the same party) is a "Material Contract" if it (i) provides for revenues or expenses anticipated to exceed $10,000 on an accrued basis per year or during the remaining term of such contract if less than a year and relates to the Business; (ii) restricts Seller's rights to compete in the Business, whether by restricting territories, customers or otherwise, in any line of business or territory; (iii) is a partnership, joint venture or other similar contract arrangement or agreement; (iv) relating to indebtedness (including any guarantees of payment for borrowed money) or is a capital lease; (v) constitutes or creates obligations or liabilities (whether absolute, accrued, contingent or otherwise), as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person, corporation, partnership, joint venture, association, organization or other entity; (vi) contracts for the employment of any officer, individual employee or other Person on a full-time or consulting basis or any severance agreements; (vii) provides for a lease under which Seller is lessor of or permits any third party to hold or operate any property, real or personal, which constitutes Purchased Assets; (viii) contracts with any Governmental Entity; (ix) relates to the release or disposal of Hazardous Substances relating to the Business; (x) is or creates a commitment, obligation, agreement or Contract with respect to any sales agent, broker or distributor not cancelable without penalty upon notice of 60 days or less pursuant to which Seller must pay commissions or other compensation in connection with the sale of such Seller's products;
     (xi) provides for the advertisement, display, or promotion of any of Seller's products or services in excess of $10,000 that cannot be canceled by Seller without payment or penalty upon notice of sixty (60) days or less; (xii) contracts with any insider, former insider or Affiliate of Seller; (xiii) is a tax-sharing agreement or contract; (xiv) requires the naming of a third party as an insured under an insurance policy; or (xv) otherwise relates to the Business and is material. True, complete and correct copies of all written Material Contracts, together with all amendments, supplements or other modifications thereto, have heretofore been delivered or otherwise made available to Buyer for review. The Material Contracts are in full force and effect, constitute legal, valid and binding obligations of the respective parties thereto, and are enforceable in all material respects in accordance with their respective terms and will continue to be the valid and enforceable following the Closing. Seller has, in all material respects, performed all of the obligations required to be performed by it to date, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by Seller or, to the Knowledge of Seller or any Seller Shareholder, any other party, of their respective obligations under any Material Contract. Except as set forth on Schedule 2.10 under the heading "Required Consents", (the "Required Consents"), no consent or approval by, or any notification or filing with, any party to any Material Contract is required in connection with the execution, delivery and performance by Seller of this Agreement or the consummation by Seller of the Transactions. There are no renegotiations or, to the Knowledge of Seller, attempts to negotiate or outstanding rights to renegotiate any material amount to be paid or payable to or by Seller and Seller has not waived or released any rights under any Material Contract.

          (b) Schedule 2.10(b) contains a list and brief description of the Leased Property, including the name of the lessor and any requirement of consent of the lessor to consummate the Transactions. The Leased Property constitutes all real properties used or occupied by Seller in connection with the Business.

          (c)  Except as set forth on  Schedule  2.10(c),  with  respect  to the
     Leases: (1) (i) no portion thereof is subject to any Proceeding and (ii) there is no threatened condemnation or Proceeding with respect thereto; (2) the physical condition of the Leased Property is sufficient to permit the continued conduct of the Business as presently conducted subject to the provision of usual and customary maintenance and repair performed in the ordinary course with respect to similar properties of like age and construction; (3) Seller is the owner and holder of all the leasehold estates purported to be granted by the Lease and such Lease is in full force and effect and constitutes a valid and binding obligation of Seller;
     (4) there are no contracts, written or oral, to which Seller is a party, granting to any party or parties the right of use or occupancy of any portion of the parcels of the Leased Property; (5) there are no parties (other than Seller) in possession of the Leased Property; and (6) here have been no discussions or correspondence with the landlord concerning renewal terms for the Lease if scheduled to expire within 12 months of the date of this Agreement.

     2.11 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. Schedule 2.11 lists, and shows the aging of, all Seller's accounts receivable and accounts payable relating to the Business as of July 31, 2003, net of specified discounts, allowances, rebates, and reserves. Seller's accounts receivable and accounts payable relating to the Business have arisen in the Ordinary Course, and are fully collectible, using normal collection practices, within 90 days of the invoice date, net of reserves. The amounts in respect of accounts receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course, and to the Knowledge of Seller, none of the accounts receivable is subject to any counterclaim or setoff. The amounts in respect of accounts payable represent or will represent valid obligations of Seller, and to the Knowledge of Seller, none of the accounts payable is subject to any penalties.

     2.12 INTELLECTUAL PROPERTY.

          (a) Schedule 2.12 sets forth a complete and accurate list of all:

               (1) Intellectual Property used, held for use or proposed to be used in the Business;

               (2) oral and written licenses, sublicenses and other agreements to use, access or otherwise related to Seller Intellectual Property and all other Intellectual Property used, held for use or proposed to be used in the Business; and

               (3) all worldwide applications and registrations for Seller Intellectual Property.

There is no other Intellectual Property owned by Seller or used by Seller in the Business other than as set forth on Schedule 2.12.

          (b) Except as disclosed on Schedule 2.12, Seller owns and possesses full, legally enforceable rights to use, sell, transfer and assign all Intellectual Property that Seller uses or holds for use, or currently is developing for use or intends to use, in connection with its business, or that is material or necessary to its business (the "Seller Intellectual Property"), in each case, as such business currently is conducted or as is proposed to be conducted, free and clear of conditions, adverse claims or other restrictions or any requirement of any past, present or future royalty payments.

          (c) Seller has registered the Seller Intellectual Property set forth on Schedule 2.12 with the applicable authorities in all jurisdictions in which Seller does business, and all such applications and registrations are in the name of Seller and are valid and subsisting.

          (d) Seller has a policy to secure valid written assignments from all consultants and employees who contribute or have contributed to the creation or development of Seller Intellectual Property (including all Proprietary Software) of the rights to such contributions that Seller does not already own by operation of law. All Seller Intellectual Property was developed and created solely and exclusively by employees of Seller in their capacities as employees of Seller without the assistance of any third party or entity or were created by third parties who assigned ownership of their rights and, where appropriate, waived moral rights, to Seller in valid and enforceable confidentiality and invention assignment agreements.

          (e) Seller has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all of the trade secrets that comprise any part of Seller Intellectual Property, and there are no unauthorized uses, disclosures or infringements of any such trade secrets; any Known use by, and disclosure to, any person of trade secrets that comprise any part of Seller Intellectual Property has been pursuant to the terms of a written agreement with such person; any Known use by Seller of trade secrets owned by another person has been pursuant to the terms of a written agreement with such person or is otherwise lawful; and, to the Knowledge of Seller, no trade secrets have been used, divulged or appropriated for the benefit of any person other than Seller or otherwise to the detriment of Seller.

          (f) There is not pending in any forum (or, to the Knowledge of Seller, threatened) any assertion or claim: (i) challenging the validity, enforceability, ownership, scope or effectiveness of, or contesting Seller's rights with respect to, any Seller Intellectual Property, (ii) challenging Seller's rights to use any Intellectual Property or the enforceability of any agreements or arrangements relating thereto, or (iii) asserting that Seller's use or exploitation of any Intellectual Property infringes upon, misappropriates, violates or conflicts in any way with the rights (including, without limitation, rights in Intellectual Property, rights of privacy, rights of publicity and rights in personal and other data) of any person; and, in each case, there are no grounds for any such assertion or claim.

          (g) Except as disclosed in Schedule 2.12(g), Seller is not and has not been a party to any suit, action or proceeding which involves a claim of infringement, breach or misappropriation of any Intellectual Property of any person and has not brought any action, suit or proceeding against any person for infringement or misappropriation of, or breach of any license or agreement involving, any Seller Intellectual Property.

          (h) Neither the Seller Intellectual Property nor the use or other exploitation thereof by Seller (or any consultant, contractor or employee of Seller who contributes to or has contributed to or participated in the creation or development of the Seller Intellectual Property) infringes on, misappropriates, breaches or violates the rights in Intellectual Property or any other rights of any person.

          (i) Seller has not given or received any notice of default or any event which with the lapse of time would constitute a default under any agreement relating to Seller Intellectual Property; neither Seller nor, to the Knowledge of Seller, any other party is currently in default with regard to any agreement relating to Seller Intellectual Property, and there exists no condition or event which, with the giving of notice or the lapse of time or both, would constitute a default by Seller under any agreement relating to Seller Intellectual Property, or would give any person any rights of termination, cancellation, acceleration of any performance under any such agreement.

          (j) To the Knowledge of Seller, there are no unauthorized uses, disclosures, infringements, or misappropriations by any person of any Seller Intellectual Property. Seller has not entered into (i) any agreement to indemnify any other person against any charge of infringement, breach or misappropriation of any person's rights in Intellectual Property or (ii) any agreement granting any person the right to bring infringement or misappropriation actions with respect to, or otherwise to enforce rights with respect to, any Seller Intellectual Property.

          (k) To Seller's Knowledge, all use, disclosure or appropriation of confidential and/or proprietary information not owned by Seller in the course of conducting their respective businesses, if any, has been pursuant to the terms of a written agreement between Seller and the owner of such confidential and/or proprietary information, or is otherwise lawful.

          (l) Except as disclosed on Schedule 2.12(l), no person other than Seller possesses any current or contingent rights to, or otherwise uses, any computer software source code that is part of the Seller Intellectual Property (including, without limitation, through any escrow account).

          (m) Seller has obtained any and all necessary consents from consumers with regard to Seller's collection and dissemination of personal information in accordance with the privacy policy published on any web site owned and/or operated by or on behalf of Seller. Seller's practices regarding the collection and use of consumer personal information are and have been in accordance with the applicable privacy policies adopted from time to time by Seller and with all applicable laws.

          (n) Except for bug fixes that may be corrected by the distribution of software corrections (whether downloadable or by distribution of CDs) and that, individually or in the aggregate, would not have a Material Adverse Effect, there are no material defects, malfunctions or nonconformities in any Proprietary Software contained within the Seller Intellectual Property, and there are no material errors in any documentation of such Proprietary Software related to, associated with or used or produced in the development, maintenance or marketing of such Proprietary Software. Except for bug fixes that may be corrected by the distribution of software corrections (whether downloadable or by distribution of CDs) and that, individually or in the aggregate, would not have a Material Adverse Effect, all Proprietary Software contained within the Seller Intellectual Property performs in all material respects in accordance with the specifications included therein or applicable thereto.

     2.13 PERMITS; COMPLIANCE WITH LAW.

          (a) All Permits from the Governmental Entities held by Seller are listed on Schedule 2.13. These Permits are valid and unimpaired, are being transferred to Buyer by this Agreement, are not affected by the Transactions, and constitute all the material Permits required for the operation of the Business. Seller has not entered into any agreement with, had any material dispute with or, to the Knowledge of Seller, been investigated by any Governmental Entity or other Person.

          (b) Seller has operated the Business in compliance with all applicable Laws, including without limitation, any and all environmental laws and regulations, and all required Filings have been properly made, except for failures of compliance or failures to make required Filings that, individually or in the aggregate, would not have a Material Adverse Effect.

          (c) No Proceeding is pending, and to the Knowledge of Seller, no Proceeding has been threatened by any Governmental Entity against Seller concerning any Permit or compliance with any applicable Law and Seller has no Knowledge of any fact or circumstance which would involve Seller in any litigation related thereto or impose upon Seller any material liability, including without limitation, environmental liability.

     2.14 EMPLOYEES.

          (a) Schedule 2.14 contains (1) a list of the names, office locations, and compensation of all full and part-time employees of the Business and
     (2) a description of all material employee "perks" or other benefits or benefit practices not stated in the Plans. The consummation of the Transactions will not give rise to any liability of Seller for severance pay, termination pay or any similar payment to any of its employees.

          (b) Except as disclosed on Schedule 2.14(b), no employee has threatened any actions against Seller in relation to his or her employment with Seller. To the Knowledge of Seller, no officer or employee of Seller has expressed any intention of terminating his or her employment in such capacity. All of the contracts relating to employees' employment with Seller are in compliance with all applicable legal requirements.

          (c) Seller has not incurred any liabilities in connection with any independent contractors or consultants being deemed an "employee", including but not limited to any withholding obligations, liabilities for pension, welfare or other insurance benefits, vacation, sick leave, severance or other benefits.

          (d) There are no labor disputes or union organization activities pending or, to the Knowledge of Seller, threatened, relating to Seller or any of their employees, and Seller is not a party to and has never been a party to any collective bargaining agreement.

          (e) Seller is providing to Buyer copies of the complete employee records, including personnel, grievance, health (to the extent permitted by Law) and safety and similar files, with respect to all current employees of the Business.

     2.15 EMPLOYEE PLANS AND BENEFITS.

          (a) Except as listed on Schedule 2.15, Seller does not maintain or contribute to or have any liability, including any contingent liability, and has not previously been a party with respect to any employee benefit plans, stock option or stock purchase plans, employment or severance arrangements or other similar arrangements including, without limitation,
     (i) any nonqualified deferred compensation, profit sharing, bonus, or retirement plans or stock option, stock purchase or incentive plans, agreements or arrangements, (ii) any defined contribution retirement plans intended to be qualified under Section 401(a) of the Code, (iii) any qualified defined benefit pension plans intended to be qualified under
     Section 401(a) of the Code (the plans described in (ii) and (iii) are collectively referred to as the "Pension Plans"), and (iv) any welfare benefit plans (the "Welfare Plans"). Each Pension Plan has received a favorable determination letter from the Internal Revenue Service that such Pension Plan is a "qualified plan" under Section 401(a) of the Code, the related trusts are exempt from tax under Section 501(a) of the Code, nothing has occurred that would jeopardize the qualification of such Pension Plan. The Plans comply in form and in operation in all material respects with the applicable requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Seller nor any ERISA Affiliate is a party to, or has any liability with respect to any Pension Plan subject to Title IV of ERISA or any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA. As used in this Agreement, an "ERISA Affiliate" will mean each other Person or entity with whom Seller constitutes or has constituted all or part of a controlled group or which would be treated or has been treated with Seller as under common control or whose employees would be treated as employed by Seller under Section 414 of the Code or Section 400(1)(b) of ERISA.

          (b) With respect to the Plans, (i) all required contributions have been made or properly accrued, (ii) there are no actions, suits or claims pending, other than routine claims for benefits, (iii) there have been no "prohibited transactions" (as that term is defined in Section 406 of ERISA or Section 4975 of the Code), and (iv) all Forms 5500 have been timely filed.

          (c) Neither Seller or, to the Knowledge of Seller, any of its directors, officers, employees or any other "fiduciary," as such term is defined in Section 3 of ERISA, has committed any material breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Seller or any of its directors, officers or employees to any material liability under ERISA or any other applicable law.

          (d) Seller has not incurred any material liability for any tax or civil penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

          (e) All obligations of the Seller and Seller's ERISA Affiliates under each Plan (i) that are due prior to the Closing Date have been paid or will be paid prior to that date and (ii) that have accrued prior to the Closing Date have been or will be paid or properly accrued at that time.

     2.16 INSURANCE. Schedule 2.16 lists all policies of insurance covering Seller, including policies of life, fire, theft, auto, casualty, product liability, workmen's compensation, health, medical, disability, business interruption, employee fidelity, and other casualty and liability insurance, indicating for each policy the type of coverage, the name of the insured, the insurer, the premium, the expiration date and the amount of coverage. These policies (a) are valid, in effect, and enforceable; (b) provide coverage of the kind, and in the amounts, customary in Seller's industry; (c) except for policies relating to and providing benefits under a Plan, name only Seller as the beneficiary; and (d) are being transferred to Buyer under this Agreement and

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are not affected by that  transfer.  Seller has  furnished  correct and complete copies of such policies to Buyer. Seller has not been denied any insurance coverage that it has requested, nor has it made, since January 1, 2003, any material reduction in the scope or change in the nature of its insurance coverage.

     2.17  TRANSACTIONS  WITH  AFFILIATES.  Except  for  the  Seller  Notes,  no
Affiliate of Seller is directly or indirectly a party to any agreement, contract, commitment or transaction with Seller which will be assigned to, assumed by, or binding upon Buyer.

     2.18 BOOKS AND RECORDS. Seller's books and records regarding the Business are correct and complete in all material respects and have been maintained in accordance with sound business practices. Seller has delivered such books and records with respect to the Business to Buyer. After the Closing Date, Buyer will, upon the reasonable request of Seller, provide Seller with access (during normal business hours) to the books and records of the Business, but only to the extent such books and records were in existence as of the Closing Date.

     2.19  OPERATION  OF BUSINESS IN ORDINARY  COURSE.  Except as  disclosed  on
Schedule 2.19, since January 1, 2003, Seller has been engaged solely in the operation of the Business in the Ordinary Course, consistent with past practice, and there has not been any occurrence, event, incident, action, failure to act or transaction involving Seller which has had or is reasonably likely to have individually or in the aggregate a Material Adverse Effect. Without limiting the foregoing, Seller has not (a) sold, transferred, assigned, leased or otherwise disposed of all or any portion of the Purchased Assets (other than sales of Inventory and other dispositions made in the Ordinary Course); (b) sustained any damage, loss or destruction whether or not covered by insurance of or to the Purchased Assets that has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect; (c) paid any material obligation or liability (fixed or contingent), or settled any material claim, liability or suit pending or threatened against the Business or the Purchased Assets other than workers' compensation claims or otherwise in the Ordinary Course or payments made in connection with the purchase of goods and services in Ordinary Course; (d) effected any change in any method of accounting or accounting practice used by Seller; (e) written-down any Inventory, except for write-downs in the Ordinary Course not material to the Business; (f) increased the wages, salaries, benefits or other compensation or made any other change in employment terms outside the Ordinary Course of any employee in the Business (except for customary increases based on term of service or promotion of non-salaried employees or other increases in the Ordinary Course); (g) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the Ordinary Course; (h) mortgaged, pledged or subjected to any material lien, charge or any other encumbrance, any portion of its properties or assets; (i) entered into, amended or terminated any lease, contract, agreement, commitment, or any other transaction in excess of $10,000 other than in the Ordinary Course and in accordance with past custom and practice, or entered into any transaction with any Affiliate; (j) made any loans or advances to, or guarantees for the benefit of, any persons; (k) had revoked or terminated any material Consent; (l) made or suffered any material change in the conduct or nature of any aspect of the Business, other than changes made in the Ordinary Course and changes that did not, and would not reasonably be expected to, have a Material Adverse Effect; (m) has made (or committed to make) capital expenditures in an amount that exceeds $10,000 for any item or $100,000 in the aggregate; (n) paid (or delayed payment of) payables, collected (or delayed collection of) receivables or waived any rights, in each case other than in the Ordinary Course; (o) paid or incurred any management or consulting fees, or engaged any consultants, other than in the Ordinary Course; (p) experienced an adverse change in the aggregate amount of trade receivables or the aging thereof which is material, or a change in the level of the Inventory which is material; or (q) contracted or agreed to do any of the foregoing.

     2.20 LITIGATION. There are no actions, suits, proceedings or arbitrations, investigations or claims of any kind pending, or, to the Knowledge of Seller, Threatened before any court, commission, agency or other administrative authority against Seller or any of its officers or directors, or its businesses or properties, or the Purchased Assets, and Seller is not the subject of any order or decree. There is no injunction, order, judgment, decree or regulatory restriction that has been imposed upon Seller or the Purchased Assets.

     2.21 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any Governmental Entity and no approval or consent by any other Person or entity is required in connection with the execution, delivery or performance by Seller or any Seller Shareholder of this Agreement, any related agreements or the Transactions.

     2.22 INVESTMENT INTENT. Seller acknowledges that as part of the Purchase Price, Seller will receive shares of Parent Common Stock in a transaction which is intended by the Parties to be exempt from registration under the Securities Act, as amended, and, in furtherance thereof, and in connection with such an investment by Seller in Buyer, Seller represents and warrants to, and agrees with Buyer as follows:

          (a) Seller's intended distribution of the NTN Shares and the Contingent NTN Shares pursuant to the plan of reorganization is permitted under the Securities Act. Each of Seller and the Seller Shareholders are acquiring the NTN Shares and the Contingent NTN Shares for his, her or its own account for investment purposes only and not with a view to or for sale in connection with a distribution thereof, in whole or in part, except as otherwise permitted under the Securities Act.

          (b) Each of Seller and each Seller Shareholder acknowledge that at the time of issuance the NTN Shares and any Contingent NTN Shares will not be registered under the Securities Act and therefore they will be "restricted securities" under the Securities Act. Each certificate evidencing the NTN Shares and any Contingent NTN Shares will be imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND THE LAWS OF SUCH STATES UNDER WHOSE LAWS A TRANSFER OF SECURITIES WOULD BE

          SUBJECT TO A REGISTRATION REQUIREMENT OR AN OPINION OF COUNSEL TO NTN COMMUNICATIONS, INC. IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

     2.23 INVESTMENT EXPERIENCE; DISCLOSURE OF INFORMATION.

          (a) Each of Seller and each Seller Shareholder acknowledge that (i), except for Gary W. Stevens, it, he or she is an "accredited investor" as defined in Rule 501(a) of the Securities Act, (ii) it, he or she can bear the economic risk and complete loss of its, his or her investment in the NTN Shares and any Contingent NTN Shares and (iii) it, he or she has such knowledge and experience in financial and business matters that it, he or she is capable of evaluating the merits and risks of the investment contemplated hereby.

          (b) Each of Seller and each Seller Shareholder has had an opportunity to receive all additional information related to Buyer or Parent requested by it and to ask questions of and receive answers from Buyer regarding Buyer or Parent, its business and the terms and conditions of the offering of the NTN Shares. Seller and each Seller Shareholder acknowledges receipt of the filings made by Parent from time to time with the Securities and Exchange Commission, including Parent's Form 10-K for the year ended
     December 31, 2002, Form 10-Q for the quarter ended March 31, 2003 and Definitive Proxy Statement filed April 14, 2003.

     2.24 CUSTOMERS, SUPPLIERS AND PARTNERS. Seller has not and is not engaged in any dispute with any of the twenty largest customers of the Business during the twelve months prior to the Closing Date, in dollar amount of sales by Seller to such customer (each, a "Significant Customer"), the five largest suppliers for the Business during the twelve months prior to the Closing Date, in dollar amounts of purchases by Seller of goods and services (each, a "Significant Supplier") and the ten (10) hardware and software vendors whose hardware, software and supports services are, in the reasonable opinion of Seller, most important (each, a "Significant Partner"). A list of the Significant Customers, Significant Suppliers and Significant Partners is set forth on Schedule 2.24. Seller has no Knowledge that a Significant Customer intends to terminate its business relationship with Seller or alter its business relationship with Seller in any material respect. Seller has no Knowledge of any intention by a Significant Supplier to terminate its business relationship with Seller or to limit or alter its business relationship with Seller in any material respect. Seller has no Knowledge that the consummation of the Transactions will adversely affect the relationship of Buyer with any Significant Customer, Significant Supplier or Significant Partner.

     2.25 INVENTORY. The Inventory is valued at the lower of cost or market depending on the nature of a particular item of inventory. All Inventory, net of any reserves, write-downs and write-offs, consists of items of quality and quantity usable or saleable in the Ordinary Course in all material respects and are free from material defects. The Inventory is adequate for the present needs of the Business.

     2.26 ENVIRONMENTAL COMPLIANCE. (i) Seller has not, in connection with the Business or Seller's assets, generated, used, transported, treated, stored,

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

released or disposed of, or has suffered and has permitted no one else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance (as defined below) in violation of any applicable environmental law;
(ii) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the Business or, to the Knowledge of Seller, in any properties within 100 yards of its business which has created or might reasonably be expected to create any material liability under any applicable environmental law or which would require reporting to or notification of any governmental entity; (iii) no asbestos or polychlorinated biphenyl or underground storage tank is contained in or located at any facility used in connection with the Business; and (iv) any Hazardous Substance handled or dealt with in any way in connection with the Business has been and is being handled or dealt with in all material respects in compliance with all applicable environmental laws. As used herein, "Hazardous Substance" means substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances," or any other formulation of any applicable environmental law intended to define, list or classify substances by reason of deleterious properties such as ignitibility, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity or "EP toxicity," and petroleum and drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, natural gas or geothermal energy.

     2.27 DISCLOSURE. None of this Agreement, the Financial Statements, any Schedule or exhibit hereto or any certificate, document or other statement delivered to Buyer in connection with the Transactions contains any untrue statement of a material fact, or omits any statements of material fact necessary to make the statements contained herein or therein not misleading.

                               ARTICLE III
                       REPRESENTATIONS OF PARENT AND BUYER

     As a material inducement to Seller and the Seller Shareholders to enter into and perform this Agreement, Parent and Buyer represent, warrant, agree and covenant that:

     3.1 ORGANIZATION AND POWER. Parent and Buyer are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease and use its properties and assets, to carry on its business as such business is now conducted, to execute and deliver this Agreement and to carry out the Transactions.

     3.2 AUTHORIZATION; BINDING EFFECT, ETC. Parent and Buyer have all requisite power and authority to execute, deliver and perform this Agreement and the related agreements to which it may be a party, all proper corporate actions authorizing the execution, delivery and performance hereof and thereof having been taken. This Agreement has been duly executed and delivered by Parent and Buyer and constitutes, and the related agreements to which it may be a party will be duly executed and delivered and, when executed and delivered, will constitute, valid and legally binding obligations of Parent and Buyer, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

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

     3.3 NO VIOLATION. Neither the execution and delivery by Parent or Buyer of this Agreement or any related agreements to which Parent or Buyer may be a party, nor consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof will conflict with or violate any provision of law or the Articles of Incorporation or By-laws of Parent or Buyer, or result in a violation or default in any provision of any regulation, order, writ, injunction or decree of any court or Governmental Entity or of any agreement or instrument to which Parent or Buyer is a party or by which Parent or Buyer is bound or to which Parent or Buyer is subject, or constitute a default thereunder or result in the imposition of any lien, charge, encumbrance or security interest of any nature whatsoever upon any of Parent's or Buyer's assets pursuant to the terms of any such agreement or instrument, provided that the actions contemplated by Article V are taken.

     3.4 CHARTER, BY-LAWS AND RESOLUTIONS. The copies of the respective Articles of Incorporation of Parent and Buyer certified by the Secretary of State of Delaware; of the By-laws of Parent and Buyer certified by its Secretary; and of resolutions of Board of Directors of Parent and Buyer relating to the Transactions, furnished by Parent and Buyer to Seller are true, correct and complete copies thereof.

     3.5 NTN SHARES. Buyer will deliver the NTN Shares and the Contingent Payments Shares to Seller free and clear of all Encumbrances other than from any liens or Encumbrances created by or through, or otherwise resulting from, actions or inactions and such restrictions imposed by federal and state securities laws. Upon issuance in accordance with this Agreement, the NTN Shares and the Contingent Payments Shares will be validly issued, fully paid and non-assessable.

     3.6 PRIVATE SALE. Assuming the accuracy of the representations of Seller and Seller Shareholders in Sections 2.22 and 2.23, the outstanding shares of the NTN Shares and Contingent NTN Shares were issued in compliance with all applicable federal and state securities laws, and the offering, sale, and issuance of such outstanding shares are exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. None of Seller, the Seller Shareholders, or any Person authorized or employed by Seller or the Seller Shareholders as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of such outstanding shares has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any Person or Persons other than the Seller Shareholders.

     3.7 APPROVALS. No approval, authorization, order, license or consent of or registration, qualification or filing with any governmental authority and no approval or consent by any other Person or entity is required in connection with the execution, delivery or performance by Buyer of this Agreement and the Transactions, other than as contemplated by Article IV and Article V.

     3.8 TAX REPRESENTATIONS.

          (a) Parent and Buyer have no present plan or intention to reacquire any Parent Common Stock issued in the Transactions.

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

          (b) Parent has no present plan or intention to cause Buyer to sell or otherwise dispose of any of the assets of Seller acquired in the Transactions, except for dispositions made in the ordinary course of business or transfers described in Code Section 368(a)(2)(C), or to sell or otherwise dispose of Buyer.

          (c) Parent and Buyer will use a significant portion of the Purchased Assets in a business.

          (d) Neither Parent nor Buyer are "investment companies" as defined in Code Section 368(a)(2)(F)(iii) or (iv).

          (e) Buyer is directly and wholly-owned by Parent and is a first-tier subsidiary of Parent.

                                   ARTICLE IV
                              PRE-CLOSING COVENANTS

     4.1 CLOSING CONDITIONS. Seller and the Seller Shareholders will use their best efforts to cause the satisfaction of all conditions precedent to Buyer's obligations hereunder set forth in Article V. Parent and Buyer shall use their best efforts to cause the satisfaction of all conditions precedent to Seller's obligations hereunder set forth in Article VI.

     4.2 CONDUCT OF BUSINESS PRIOR TO THE CLOSING DATE. During the period from the date of this Agreement and continuing until the earlier of the time the Parties have determined that all conditions to close have not or cannot be satisfied or waived or the Closing Date, Seller agrees to carry on the Business in the Ordinary Course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of Seller when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact Seller's present business organization, keep available the services of Seller's present officers and employees and preserve Seller's relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, all with the goal of preserving unimpaired Seller's goodwill and ongoing Business at the Closing Date. Except as expressly contemplated in this Agreement, after the date of this Agreement, Seller will not, without the prior written consent of Buyer:

          (a)  other  than  performing  the  Material  Contracts  listed  in the
     Schedule 2.10 in accordance with their terms existing on the date hereof, make any expenditure or enter into any transaction exceeding $10,000;

          (b) sell, license or transfer to any Person or entity of any rights to any Intellectual Property or enter into any agreement with respect to the Intellectual Property with any Person or entity other than in the Ordinary Course;

          (c) revalue any of its assets, including without limitation writing down the value of items on its balance sheets or writing off notes or accounts receivable other than in the Ordinary Course;

          (d) grant any severance or termination pay (i) to any director or officer or (ii) to any employee, except payments made pursuant to standard written agreements outstanding as of the date hereof and disclosed on the Schedules, or increase in the salary or other compensation payable or to become payable by Seller to any of its officers, directors, employees or advisors, or declare, pay or make any commitment or obligation of any kind for the payment by Seller of a bonus or other additional salary or compensation to any such Person, or adopt or amend any employee benefit plan or enter into any employment contract other than in the Ordinary Course;

          (e) sell, lease, license or otherwise dispose of any of the assets or properties of Seller relating to the Business or the Purchased Assets other than in the Ordinary Course, including but not limited to the performance of obligations under contractual arrangements existing as of the date hereof set forth on the Schedules, or create any security interest in such assets or properties;

          (f) grant any loan, guarantee or other extension of credit, or enter into any commitment to make any loan, guaranty or other extension of credit, to any Person or entity except for accounts receivable in the Ordinary Course, incur any indebtedness or guarantee any indebtedness except for accounts payable incurred in the Ordinary Course, issue or sell any debt securities, guarantee any debt securities of others, purchase any debt securities of others or amend the terms of any outstanding agreements related to borrowed money, except for expenses in the Ordinary Course;

          (g) amend in any respect or otherwise modify (or agree to do so), or violate the terms of any of the Material Contracts set forth or described in Schedule 2.10 or enter into any contract which would constitute a Material Contract except in the Ordinary Course;

          (h) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities or, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

          (i) pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course;

          (j) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (k) terminate any employees of the Business other than for cause or encourage any employees of the Business to resign from Seller;

          (l) enter into any contract, purchase order or other agreement pursuant to which Seller would be required to book any amounts due thereunder as deferred revenue;

          (m) declare, issue, make or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other thing of value, to its shareholders, or split, combine, dividend, distribute or reclassify any shares of its capital stock;

          (n) make any loan by Seller to any officer, director, employee or stockholder of Seller or enter into any other agreement or commitment to or for the benefit of any officer, director, employee or stockholder or any of their respective Affiliates; or

          (o) take or agree in writing or otherwise take any of the actions described in the preceding clauses (a) through (n) of this section or any other action that would prevent Seller from performing or cause Seller not to perform its covenants and agreements hereunder.

     4.3 PRE-CLOSING SALES GENERATED BY PARENT OR BUYER. The Parties acknowledge that, prior to the Closing Date, Parent and Buyer may use their efforts to generate sales on behalf of Seller. The Parties agree that any such sales generated with the assistance of Parent or Buyer and any amounts generated in respect of such sales shall become part of the Purchased Assets.

                                    ARTICLE V
                   CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     All obligations of Buyer and Parent under this Agreement are subject to the fulfillment and satisfaction, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer and
Parent:

     5.1 DELIVERY OF DOCUMENTS OF TRANSFER. Seller will have delivered to Buyer all such documents of transfer, assignment or assumption, including a bill of sale in the form set forth as Exhibit B hereto, as Buyer or its counsel may reasonably require in order to consummate the purchase and sale of Purchased Assets under this Agreement.

     5.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement and in any certificate delivered in accordance with this agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

     5.3  SELLER'S   CERTIFICATE.   Seller  will  have   delivered  to  Buyer  a
certificate, dated the Closing Date, stating:

          (a) that all representations and warranties of Seller contained in this Agreement are true and correct as though newly made at and as of the Closing Date;

          (b) that each of the agreements of Seller to be performed on or before the Closing Date pursuant to this Agreement has been performed;

          (c) that there has been no Material Adverse Effect in or affecting the Business or any of the Purchased Assets or Assumed Liabilities since January 1, 2003;

          (d) that any consent, approval, authorization or order of any Governmental Entity or other Person or entity required for the consummation of the Transactions has been obtained and is in effect;

          (e) that no action or proceeding has been instituted and remains pending or Threatened, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, is pending, and Seller has taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings; and

          (f) that the amounts of all Transaction Costs of Seller and the Seller Shareholders are being explicitly assumed by the Seller Shareholders, except for such amounts that are being paid at the Closing by Buyer to third parties on behalf of and at the direction of Seller or the Seller Shareholders and identified in the certificate, which such amounts are to be deducted from the amount of the Purchase Price to be received by the Seller and the Seller Shareholders.

     5.4 SELLER'S PERFORMANCE. Each of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms of this Agreement will have been duly performed on or before the Closing Date.

     5.5 NO MATERIAL ADVERSE EFFECT. There will not have been any Material Adverse Effect in or affecting the Business or any of the Purchased Assets or Assumed Liabilities since January 1, 2003.

     5.6 APPROVALS. Any consent, approval, authorization or order of any Governmental Entity or other Person or entity required for the consummation of the Transactions will have been obtained and will be in effect on the Closing Date. All Required Consents shall have been obtained and will be in effect on the Closing Date.

     5.7 NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY. No Law will have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor will any action or proceeding have been instituted and remain pending or Threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of its assets or properties, shall be pending, and Seller shall have taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     5.8 APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates, and other documents will be reasonably satisfactory in all respects to Buyer and its counsel.

     5.9 RELATED AGREEMENTS. The Bill of Sale, the Employment Agreements, the Non-competition and Payment Agreement and the Sophisticated Investor Questionnaire will have been executed and delivered by all parties to those agreements.

     5.10 CHARTER, BY-LAWS AND MINUTES. Seller will have delivered to Buyer true, correct and complete copies conforming to the originals of (i) the Articles of Incorporation of Seller as certified by the Secretary of State of Texas; (ii) the By-Laws of Seller as certified by its Secretary; (iii) the minutes of a meeting of its Board of Directors (or consents in lieu thereof) approving the Transactions; and (iv) the minutes of a meeting of its shareholders (or consents in lieu thereof) approving the Transactions.

     5.11 PAYOFF LETTERS. Buyer shall have received, in form and substance reasonably satisfactory to Buyer, a payoff letter from each of Tom Patty and Gary Peek with regards to the Seller Notes, and the return of the Seller Notes to Buyer for cancellation upon repayment.

                               ARTICLE VI
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

     All obligations of Seller and the Seller Shareholders under this Agreement are subject to the fulfillment and satisfaction, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Seller:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement and in any certificate delivered in accordance with this agreement will be true and correct on and as of the Closing Date as though newly made at and as of that time.

     6.2 PARENT AND BUYER'S CERTIFICATE. Parent and Buyer will have delivered to Seller a certificate, dated the Closing Date, stating that:

          (a) all representations and warranties of Buyer and Parent contained in this Agreement are true and correct as though newly made at and as of the Closing Date;

          (b) each of the agreements of Parent and Seller to be performed on or before the Closing Date pursuant to this Agreement has been performed;

          (c) any consent, approval, authorization or order of any Governmental Entity or other Person or entity required in order for Parent or Seller to consummate the Transactions has been obtained and is in effect;

          (d) no action or proceeding has been instituted and remains pending or Threatened, that prohibits or restricts or would (if successful) prohibit or restrict Parent or Buyer from performing the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Parent or Buyer or any of its assets or properties, is pending, and neither Parent nor Buyer has taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     6.3 APPROVAL OF DOCUMENTATION. The form and substance of all opinions, certificates and other documents hereunder will be reasonably satisfactory in all respects to Seller and its counsel.

     6.4 RELATED AGREEMENTS. The Employment Agreements and Non-competition and Payment Agreement will have been executed and delivered by all parties to those agreements.

     6.5 CHARTER, BY-LAWS AND MINUTES. Buyer shall have delivered to Seller true, correct and complete copies conforming to the originals of (i) the Articles of Incorporation of Buyer as certified by the Secretary of State of Delaware; (ii) the By-Laws of Buyer as certified by its Secretary; and (iii) the minutes of meeting of its Board of Directors (or consents in lieu thereof) approving the Transactions.

     6.6 APPROVALS Any consent, approval, authorization or order of any Governmental Entity or other Person or entity required for the consummation of the Transactions will have been obtained and will be in effect on the Closing Date.

     6.7 NO ORDERS; LEGAL PROCEEDINGS; NO INSOLVENCY. No Law will have been enacted, entered, issued, promulgated or enforced by any Governmental Entity, nor will any action or proceeding have been instituted and remain pending or Threatened and remain so at what would otherwise be the Closing Date, that prohibits or restricts or would (if successful) prohibit or restrict the Transactions. No insolvency proceedings of any character including, without limitation, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer or any of its assets or properties, shall be pending, and Buyer shall have taken no action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

                               ARTICLE VII
                           REGISTRATION OF NTN SHARES

     7.1 Mandatory Registration. Parent shall prepare, and, on or prior to thirty (30) days after the Closing Date, file with the SEC a registration statement on Form S-3, or other applicable form if Form S-3 is unavailable, covering the resale of the NTN Shares acquired by Seller under this Agreement on the Closing Date. Parent shall use its best efforts to have the registration statement declared effective by the SEC as soon as possible thereafter and shall cause such registration statement to be kept effective until the earlier of (i) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of distribution set forth in such registration statement and (ii) the two-year period commencing on the date such registration statement becomes effective. Parent represents and warrants to Seller that it currently meets the registrant eligibility and transaction requirements for the use of Form S-3 for registration of the sale of such Registrable Securities by Seller.

     7.2 REGISTRATIONS ON FORM S-3. From and after receipt of any Contingent NTN Shares, the Seller and the Seller Shareholders shall have the right at any time and from time to time to request a resale registration statement on Form S-3 or any other applicable or successor form or forms (a "Short Form Registration") if the estimated offering price of the Contingent NTN Shares subject to such registration shall be at least $500,000; provided, that the Company shall not be required to effect a Short Form Registration more frequently than once (counting for these purposes only registrations which have been declared or ordered effective) during any 12 consecutive month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities proposed to be disposed of and the intended method of distribution of such shares by the holders.

     7.3 Right to Defer Registration. Parent may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a registration pursuant to Section 7.1 or Section 7.2 if its Board of Directors determines, reasonably and in good faith, that such registration might have a material and adverse effect on any proposal or plan by Parent to engage in any acquisition, merger, consolidation, tender offer or any other material transaction; provided, that Parent may not postpone the filing or effectiveness of a registration statement pursuant to this Section 7.3 more than twice during any period of 12 consecutive months.

     7.4 Right to piggyback registrationS. If the Parent proposes to register any of its securities under the Securities Act on a resale registration statement on Form S-3 or any other applicable or successor form or forms and the registration form to be used may be used for the registration of Contingent NTN Shares (a "Piggyback Registration"), the Parent will give prompt written notice to the Seller and the Seller Shareholders of its intention to effect such a registration (each, a "Piggyback Notice"). To the extent practicable, the Parent will include in such registration all Contingent NTN Shares that the Seller or the Seller Shareholders requests the Parent to include in such registration by written notice given to the Parent within five business days after the date of receiving the Piggyback Notice.

     7.5 Registration Procedures. Parent will use commercially reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of distribution thereof (which may include an underwritten offering conducted by an underwriter or underwriters selected by Seller) and will as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as soon as possible thereafter and to remain effective as otherwise provided in this Article 7, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Parent will furnish to Seller the sections of the registration statement covering information with respect to Seller, Seller's beneficial ownership of securities of Parent and Seller's intended method of disposition of the Registrable Securities shall conform to the information provided by Seller;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of at least two years or until Seller has completed the distribution described in the registration statement relating thereto, whichever first occurs, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

          (c) furnish to Seller such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as Seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Seller;

          (d) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by Seller, provided that Parent will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

          (e) notify Investor, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Seller, Parent will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed and to be qualified for trading on each system on which similar securities issued by Parent are from time to time qualified, and Parent agrees to use commercially reasonable efforts to maintain listing of the Parent Common Stock on the American Stock Exchange or the other primary national exchange or quotation system that constitutes the principal market for the Parent Common Stock at the time;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as Seller or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities being sold, including obtaining customary letters and consents from Parent's independent certified public accountants;

          (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and cause Parent's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement; and

          (j) take all other reasonable actions necessary to expedite and facilitate the registration and the sale of the Registrable Securities in accordance with the intended method of distribution thereof.

     7.6 Suspension of Prospectus. For not more than 45 consecutive days or for a total of not more than 90 days in any twelve month period, Parent may delay the disclosure of material non-public information concerning Parent by suspending the use of any prospectus included in any registration contemplated by this Article 7 containing such information, the disclosure of which at the time would be, in the good faith opinion of Parent, detrimental to Parent; provided, that Parent shall promptly (a) notify Seller in writing of the existence of (but in no event, without the prior written consent of Seller, shall Parent disclose to Seller any of the facts or circumstances regarding) material non-public information giving rise to such delay, and (b) advise Seller in writing to cease all sales under the registration statement until the end of such allowed delay.

     7.7 Registration Expenses. The term "Registration Expenses" means any and all expenses incident to Parent's performance of or compliance with Article 7, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Parent and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions, which shall be paid by Seller out of the proceeds of the offering) and the fees and expenses of any other persons retained by Parent.

     7.8 Payment. Parent shall pay the Registration Expenses in connection with the mandatory registration under Section 7.1, the Short Form Registration under
Section 7.2 and the Piggyback Registration under Section 7.4. All other expenses shall be paid by Seller, pro rata on the basis of the number of its shares included in the registration.

     7.9 Indemnification by Parent. Parent agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, his, her or its general and limited partners, members, shareholders, officers and directors and each Person who controls such Person (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by or based on any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or based on any violation by Parent of any federal or state securities law, rule or regulation, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder of Registrable Securities expressly for use therein. In connection with an underwritten offering, Parent will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

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

     7.10 Indemnification by Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, such Person will furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by Seller in connection with such registration statement; provided, that the obligation to indemnify will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

     7.11 Notice; Defense of Claims. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without his, her or its consent. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.12 Contribution. If the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The obligation to contribute will be limited to the amount by which the net amount of proceeds received by a holder of Registrable Securities from the sale of its Registrable Securities, as the case may be, exceeds the amount of losses, liabilities, damages and expenses that Seller has otherwise been required to pay by reason of such statements or omissions.

     7.13 Survival. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Article 7 pursuant to Section 7.18.

     7.14 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the indemnification provisions of this Agreement, the provisions of the underwriting agreement shall control.

     7.15 Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. 7.16 Market Stand-Off Agreement; LOCK-UP. Each Seller Shareholder hereby agrees, for a period of six months following the effective date of any registration statement covering securities to be sold on behalf of Parent in an underwritten public offering, but only if requested by the managing underwriter, (or for such shorter period as may be allowed by the managing underwriter or underwriters of such offering), not to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Parent Common Stock held by it at any time during such period except Parent Common Stock included in such registration or purchased on the open market. In addition, Thomas E. Patty and Gary W. Peek II agree not to dispose of any NTN Shares within the first nine months after the Closing Date. In order to enforce the foregoing covenant, Parent may impose stop-transfer instructions with respect to the Registrable Securities (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such periods.

     7.17 Transfer of Registration Rights. The rights of Seller to cause Parent to register securities and keep information available and related rights, granted to Seller by Parent under this Article 7 may be assigned to a transferee or assignee who is a partner, member, stockholder or affiliate of Seller; provided that the transferee or assignee of such rights has agreed in writing to comply with the obligations under this Agreement.

     7.18 Termination of Registration Rights. Article 7 of this Agreement shall terminate with respect to any holder of Registrable Securities on the later of
(a) the date such holder can sell all of his/her/its Registrable Securities in any three month period pursuant to Rule 144 or (b) all of his/her/its Registrable Securities may be sold under the Rule 144(k); provided that the Selling Shareholders' obligations under Section 7.10 and Buyer's obligations under Section 7.18 and 7.19 shall survive any such termination. Parent agrees to instruct the transfer agent to promptly remove the restrictive legend on certificates representing shares of Parent Common Stock upon the delivery to it of a written opinion of counsel reasonably acceptable to Parent in form and substance reasonably satisfactory to Parent that the holder of such shares is eligible to sell the shares pursuant to Rule 144(k).

     7.19 Reports Under the Exchange Act. With a view to making available to Seller the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Seller to sell securities of Parent to the public without registration, Parent agrees to:

          (a) file with the SEC in a timely manner all reports and other documents required of Parent under the Exchange Act; and

          (b) furnish to Seller or Seller Shareholder, so long as Seller or any Seller Shareholder owns any Registrable Securities, forthwith upon request
     (i) a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Parent and such other reports and documents so filed by Parent, and (iii) such other information as may be reasonably requested in availing Seller or its affiliates of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                               ARTICLE VIII
                             POST-CLOSING COVENANTS

     8.1 COVENANT NOT TO COMPETE. The Parties acknowledge that Seller is transferring the Purchased Assets together with the goodwill associated therewith. In order to protect such goodwill of the Purchased Assets acquired from Seller in connection with the sale of the Business, Seller and each of the Seller Shareholders agree to comply with, and agrees to cause its Affiliates to comply with, the restrictive covenants set forth in this Section 8.1. Except as provided in the last paragraph of this Section 8.1, neither Seller nor any Seller Shareholder will for four years from the Closing Date, directly or indirectly, as an owner, partner, shareholder, joint venturer, corporate officer, director, employee, manager, consultant, principal, trustee or licensor of or for any Person, firm, partnership, company, corporation or other entity (other than Buyer or any of its Affiliates):

          (a) acquire, own any interest in, manage, control, participate in, consult with or render services for, engage in or represent any business that is competitive with the Business or any product of the Business as the Business is conducted or proposed to be conducted from and after the date hereof in any way; or

          (b) solicit, divert or take away, or attempt to solicit, divert or take away, the business, account or patronage of any of the clients, customers or suppliers of Buyer; or

          (c) lend or allow its name or reputation to be used by or otherwise allow its skill, knowledge or experience to be used by any business that competes with the Business; or

          (d) induce, or attempt to induce, any customer, salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber, licensee or other Person transacting business with Buyer or any Affiliate thereof to reduce or cease doing business with Buyer or any Affiliate

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     thereof, or in any way to interfere with the relationship  between any such
     customer,   salesperson,   distributor,   supplier,  vendor,  manufacturer,
     representative, agent, jobber, licensee or business relation, on the one hand, and Buyer or any Affiliate thereof, on the other hand.

     Notwithstanding the foregoing, Seller and any Seller Shareholder is permitted to own, individually, as a passive investor up to a 5% interest in any publicly-traded entity. The restrictions in this Section 8.1 will be effective in the United States of America (the "Location"). Seller and the Seller Shareholders acknowledge that the Business is national, rather than local, in scope.

     8.2 RESTRICTIONS ON SOLICITING EMPLOYEES. Neither Seller nor any Seller Shareholder will, for four (4) years following the Closing Date, directly or indirectly, induce or attempt to induce, or cause any employee of Buyer or any Affiliate thereof who earned annually $20,000 or more as an employee of Seller or Buyer during the last six months of his or her own employment to leave the employ of Buyer or any Affiliate thereof or in any way interfere with the relationship between Buyer or any Affiliate thereof, on the one hand, and any such employee thereof, on the other hand, or to work for any other entity or business.

     8.3 CONFIDENTIALITY.

          (a) Seller and the Seller Shareholders have had access to, and there has been disclosed to each Seller Shareholder, information of a confidential nature that has great value to the Business and constitutes a substantial basis upon which the Business is predicated. Such information includes trade secrets, customer or supplier lists, pricing information, marketing arrangements, strategies, business plans, internal performance statistics, training manuals, and other information concerning Seller (or Buyer as successor to the Business) that is competitively sensitive or confidential (the "Confidential Information").

          (b) Seller and each of the Seller Shareholders will not, for four (4) years following the Closing Date, use or divulge any Confidential Information, except: (i) to Buyer's personnel or representatives; (ii) if such Confidential Information, at the time it is disclosed, is generally available to the public; (iii) if such Confidential Information becomes available to Buyer or Buyer's representatives on a non-confidential basis from a source that is not prohibited from disclosing such information or document by legal, contractual, or fiduciary obligations to Seller; (iv) if such Confidential Information is in Buyer's possession prior to being furnished to Buyer by or on behalf of Seller, if the source of such information was not prohibited from disclosing the information or document to Buyer by legal, contractual, or fiduciary obligations to Seller; (v) if such Confidential Information is independently created, developed or derived by Buyer; (vi) to the extent disclosure may be required by Law; or
     (vii) if such information becomes lawfully obtainable from other sources. Seller will not use or permit to be used any Confidential Information for the gain or benefit of any party outside of Buyer or for his own personal gain or benefit outside the scope of Seller's engagement by Buyer.

     8.4 REASONABLENESS OF RESTRICTIONS AND ENFORCEABILITY. Seller and each of the Seller Shareholders acknowledge that their strong business ties are significant to the growth of the Business, and Seller and each of the Seller

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Shareholders  further  acknowledge  that the  restrictions in this Agreement are reasonable both individually and in the aggregate and that the duration, geographic scope, extent and application of each of such restrictions are no greater than is necessary for the protection of Buyer's legitimate business interests, which include but are not limited to Seller's trade secrets and other valuable confidential business information acquired by Buyer, its substantial relationships with prospective or existing customers and suppliers, and the goodwill associated with the Business.

     8.5 SEVERABLE  COVENANTS.  The Parties intend that the covenants in Section
8.1 will be construed as a series of separate covenants, each consisting of the covenants in Section 8.1 for each of the Locations. Except for the Locations, all such separate covenants will be deemed identical. The Parties desire and intend that this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision of Section 8.1, 8.2 or 8.3 is adjudicated to be invalid or unenforceable, (a) each of the Parties agrees that if such provisions would be valid or enforceable if some part or parts of them were deleted or the period or area of application reduced, the applicable restriction will apply with the modifications necessary to make it valid and enforceable, and (b) such adjudication will apply only with respect to the operation of this Agreement in the particular jurisdiction in which the adjudication is made, and the unenforceable covenant will be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions of them) to be enforced.

     8.6 PAYMENTS RECEIVED BY SELLER AFTER THE CLOSING. To the extent Seller receives any payments, other than those payments received under this Agreement, relating to the Purchased Assets, Assumed Liabilities or the Business after the Closing, Seller will promptly remit any such payments to Buyer.

     8.7 TAX COVENANTS. Buyer and Seller shall cooperate fully in connection with the filing of Tax Returns and any audit, litigation or other proceedings with respect to Taxes. Such cooperation shall include the retention and the provision of records and information reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material hereunder. All Tax Returns with the appropriate federal, state, local and foreign Governmental Entities relating to Seller for periods ending on or prior to the Closing Date shall be prepared and filed by Seller as applicable, on or before the due date thereof, as extended. Seller shall pay all Taxes due with respect to such Tax Returns.

     8.8 REPURCHASE.

          (a) If, on or prior to the third year after the Closing Date, Parent shall determine to dispose of all or substantially all the assets of the Business, or to cease operations of the Business (the "Trigger Event"), except as otherwise set forth in this Section 8.8, Parent will retain an investment banking firm of its choosing to value the assets and related liabilities directly associated with the conduct of the Business. Upon obtaining the valuation from the investment banking firm, the Parent will as soon as commercially practicable notify the Seller in writing of the amount. Within ten business days of receipt Seller may notify the Parent

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

     that it has elected to purchase all or substantially all of the assets of the Business and all related liabilities for such price, such election subject to proof of financing to Buyer's reasonable satisfaction; provided, however, Parent may choose to abandon the sale of all or substantially all of the assets of the Business to Seller at any time. If the Seller or its designee elects to purchase the Business pursuant to Section 8.8(b),
     Section 1.2(g) shall be of no force or effect and Parent shall be relieved of its obligations thereunder and from all further obligations (including any then disputed obligations) regarding the Contingent Payments.

          (b) The structure of the transaction shall be an asset purchase by the Seller without representation, warranty or indemnification obligations by the Parent pursuant to such transfer documents as are consistent with this section and are otherwise customary for asset and liability transfers. Parent agrees to terminate the non-competition provisions set forth in Sections 8.1 and 8.2 with respect to Seller concurrently with the closing of such a transaction.

          (c) If within 25 days after the Seller or its designee elects to purchase the Buyer or substantially all of its assets the transaction has not been consummated for any reason, then Parent may thereafter cease operation of Business or attempt to dispose of Buyer or all or substantially all the assets of the Business. Parent, Buyer and Seller acknowledge that the price at which Buyer or all or substantially all of the assets of the Business are sold may be lower than the price at which all or substantially all of the assets of the Business were offered to Seller pursuant to this Section 8.8 and that such a fact shall in no way be a breach of this Section 8.8 or this Agreement.

          (d) This Section 8.8 shall not apply to the following transactions:

               (1) Any transaction that Parent reasonably believes ,or is advised by written advice of its counsel would constitute, a sale of all or substantially all of the assets of the Parent as a whole or an acquisition of the Parent;

               (2) Any transaction that occurs within one year subsequent to the receipt of an unsolicited indication of interest for the acquisition of the Business, whether or not the initial inquirer is the ultimate acquiror and regardless of whether the Parent markets the Business and/or conducts a bidding process subsequent to receipt of the indication of interest; or

               (3) Any licensing transaction relating to the Business.

          (e) The Parties hereby agree that specific performance will not be available to enforce the provisions of this Section 8.8 but that the sole remedy will be the right to recover money damages for breach of this section.

                                   ARTICLE IX
                                   TERMINATION

     9.1  TERMINATION.  This  Agreement  may be  terminated at any time prior to
Closing:

          (a) provided Buyer is not in breach of any material covenant or agreement set forth in this Agreement, by Buyer if there has been a material breach by Seller of any material covenant or agreement of Seller or any Seller Shareholder set forth in this Agreement, which breach has not

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

     been cured within 30 days of the date on which written notice of such breach was first given to the party in breach or which is not capable of being cured on or before the Termination Date; or

          (b) provided that Seller is not in breach of any material covenant or agreement set forth in this Agreement, by Seller if there has been a material breach by Buyer of any material covenant or agreement of Buyer or Parent set forth in this Agreement, which breach has not been cured within 30 days of the date on which written notice of such breach was first given to the party in breach or which is not capable of being cured on or before the Termination Date; or

          (c) by written agreement of Buyer and Seller; or

          (d) by either Buyer or Seller if the Closing shall not have been consummated on or before August 29, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this
     Section 9.1(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before the Termination Date; or

          (e) by either Buyer or Seller if there shall be any Law that makes consummation of the Transactions illegal or otherwise prohibited or if consummation of the Transactions would violate any nonappealable Judgment of any court or Governmental Entity having competent jurisdiction.

The Party  desiring to terminate  this  Agreement  pursuant to clauses (a), (b),
(d), or (e) shall give written notice of such termination to the other Party.

     9.2 EFFECTS OF TERMINATION. If this Agreement is terminated as permitted by
Section 9.1, such termination shall be without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the other Party to this Agreement; provided that if such termination shall result from the failure of either Party to fulfill a condition to the performance of the obligations of the other Party or to perform a covenant of this Agreement or from a breach by either Party to this Agreement, then such Party shall be fully liable for any and all Losses incurred or suffered by the other Party as a result of such failure or breach. The provisions of Section 12.4, and the Confidentiality Agreement dated as of March 3, 2003 among Parent and Seller (the "Confidentiality Agreement") shall survive any termination hereof pursuant to Section 9.1.

                                    ARTICLE X
                                 INDEMNIFICATION

     10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, COVENANTS AND AGREEMENTS. Except as otherwise expressly provided in this Agreement, all representations, warranties, covenants and agreements of the Parties contained in this Agreement, including the schedules and exhibits attached hereto, will survive the Closing and the consummation of the Transactions for a period of three (3) years. The representations and warranties in Sections 2.1, 2.2, 2.8, 2.9, 3.1, 3.2 and 3.5 will survive the Closing and the consummation of the Transactions one year after expiration of the applicable statute of limitations.

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

     10.2 INDEMNIFICATION BY SELLER AND SELLER SHAREHOLDERS. Regardless of any pre-Closing investigations, examinations or prior knowledge of Parent or Buyer or due diligence conducted by them or their agents and disclosure by Seller, Seller and each Seller Shareholder hereby agrees to indemnify and hold Parent and Buyer, together with its directors, officers, employees, managers, agents and advisors, harmless from, against and with respect to any and all demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges or expenses, including without limitation interest, penalties and reasonable counsel and accountants' fees, disbursements and expenses ("Loss" or, collectively, "Losses") arising out of, or related to:

          (a) any breach of any representation, warranty, covenant or agreement made by Seller or Seller Shareholders in this Agreement, including the Schedules and exhibits hereto or any other document or agreement delivered by or on behalf of Seller or Seller Shareholders in connection therewith;

          (b) the Retained Liabilities;

          (c) any claim by OpenTable, Inc. relating to the transactions contemplated by this Agreement;

          (d) without limiting the foregoing, any liabilities or obligations of, or proceedings against, Parent, Buyer or their affiliates that arise from events occurring or relating to any period(s) before the Closing, except those that constitute Assumed Liabilities.

     10.3 TAX MATTERS. Seller agrees to indemnify, defend and hold harmless Buyer, its Affiliates and each of their respective officers, directors and employees from all Losses attributable to all liability for Taxes of Seller for any taxable period ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period beginning on or before the Closing Date and ending after the Closing Date, except for such Losses arising from any breach by Parent or Buyer of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement.

     10.4 INDEMNIFICATION BY PARENT AND BUYER. Parent and Buyer hereby agree, jointly and severally, to indemnify, defend and hold Seller and its directors, officers, employees, representatives, shareholders, agents and advisors harmless from, against and with respect to any and all Losses arising out of, or related to any breach of any representation, warranty, covenant or agreement made by Parent or Buyer in this Agreement, including the Schedules and exhibits hereto, if any, or any other document or agreement delivered by or on behalf of Parent or Buyer in connection herewith.

     10.5 PROCEDURES.

          (a) Any claim for recovery pursuant to this indemnification will be made promptly after discovery of the circumstances underlying such claim in a written statement signed by the Party seeking indemnification, which will specify in reasonable detail each individual item of Loss and the estimated amount thereof, the date such item was claimed or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related.

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

          (b) The Party seeking indemnification will give the indemnifying Party(s) prompt notice of any third party claim, action or proceeding which might give rise to liability of the indemnifying Party(s) for indemnification hereunder. If the indemnifying Party(s) contest any third party claim, it will have the option to defend (retaining counsel reasonably acceptable to the indemnified Party), at the indemnifying Party's expense, any such matter, provided that the indemnified Party will have the right, at its own cost and expense, to participate in the defense of such claim. However, notwithstanding the preceding sentence, (a) if the indemnifying Party elects not to defend the claim, or (b) if the claim has been brought or asserted against the indemnifying Party(s) as well as the indemnified Party and such indemnified Party reasonably concludes that there may be one or more factual or legal defenses available to it that are in conflict with those available to the indemnifying Party(s) and the indemnifying Party is unwilling to raise such defenses, then the indemnified Party may elect to conduct its defense on its own behalf, in which case the reasonable fees and expenses of the indemnified Party's counsel will be at the expense of the indemnifying Party(s). In the latter event, the indemnified Party may settle such claim, after giving notice of such proposed settlement to the indemnifying Party, on such terms as the indemnified Party may reasonably deem appropriate and no such action taken by the indemnified Party in defending or settling such claim will release the indemnifying Party of any obligation hereunder. Except under the circumstances described in the preceding sentence, the indemnified Party will not enter into any settlement agreement without the indemnifying Party's consent which will not be unreasonably withheld or delayed. The indemnifying Party(s) will not, without the prior written consent of the indemnified Party (which will not be unreasonably withheld), enter into any settlement of a claim, if pursuant to or as a result of such settlement, injunctive or other equitable relief will be imposed against the indemnified Party or if such settlement does not expressly unconditionally release the indemnified Party from all liabilities or obligations with respect to such claim, with prejudice. The indemnified Party and the indemnifying Party(s) will cooperate with the each other in the defense, compromise or settlement of any claim for which indemnification is sought.

     10.6 INDEMNIFICATION RECOVERY.

          (a) If any Party gives written notice to the other Party of a Loss in the manner provided under this Agreement, and the Parties are unable to reach a mutually acceptable resolution of such Loss within twenty-one (21) days, the matter will be determined pursuant to the provisions set forth in
     Section 10.6(c) below.

          (b) Any payment made pursuant to this Article X will be treated as an adjustment to the Purchase Price for purposes of federal and state Taxes. Any payment under this Article X may, but is not required to, be satisfied by setting off against the amounts payable to the Seller Shareholders under
     Section 1.3.

          (c) At the time of delivery of notice of a claim of a Loss hereunder the Party against whom such claim is made will respond to the claiming Party within fifteen (15) days following receipt of such notice. If there is no dispute of such claim, the indemnifying Party will promptly make payment to the other Party. Upon receipt of a disputed claim, the Party will deliver, in good faith, to the claiming Party a written statement responding to the claim and presenting the basis of reasonable dispute of the terms thereof. The Parties will attempt in good faith to agree upon the

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     rights of the  respective  Parties with respect to each of such claims.  If the Parties cannot agree upon a settlement of any claim within thirty (30) days thereafter, the Parties will submit such dispute to arbitration, as provided for in Section 12.11.

          (d) Except to the extent that the obligation arises from the willful misconduct or fraud of a Seller Shareholder, the obligation of each respective Seller Shareholder to indemnify will be limited to such Seller Shareholder's Allocable Portion of the Total Consideration (for example, if the Total Consideration were $100 and the Seller Shareholder's Allocable Portion was 25%, then the obligation would be limited to $25); provided, however that if such Seller Shareholder is Gary W. Peek II, then the limit on the obligation will be increased by $ 70,000.68 and if such Seller Shareholder is Thomas E. Patty, Jr., the limit on the obligation will be increased by $ $157,260.45. Seller Shareholders shall be jointly and severally liable with the Seller but no Seller Shareholder shall be liable for a breach solely by another Seller Shareholder.

          (e) This Section X will be the exclusive remedy for claims of breaches of representations and warranties under Article II and Article III of this Agreement, but shall not otherwise limit Buyer, Parent or Seller's remedies with respect to this Agreement or the Transactions.

                                   ARTICLE XI
                                   TAX MATTERS

     11.1 TAXES ON SALE. The responsibility for paying all transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) and related fees
(including  any  penalties,  interest  and  additions  to  Taxes  (collectively,
"Transfer Taxes") incurred in connection with this Agreement and the Transactions will be borne by Seller.

     11.2 TAX ALLOCATION. All property and ad valorem Taxes, leasehold rentals and other customarily proratable items relating to the Purchased Assets, payable on or after the Closing Date and relating to a period of time both prior to and on the Closing Date will be prorated as of the Closing Date between Seller and Buyer. If the actual amount of any such item is not known as of the Closing Date, the aforesaid proration shall be based on the previous year's assessment of such item and the parties agree to adjust said proration and pay any underpayment or reimburse any overpayment within thirty (30) days after the actual amount becomes known.

     11.3 TAX TREATMENT. Unless not permitted by law, the Parties shall treat the Transactions as a tax-free reorganization for all purposes on their respective books and records, both for financial accounting and tax accounting purposes.


                                   ARTICLE XII
                                     GENERAL

     12.1 ENTIRE AGREEMENT. All Exhibits and Schedules hereto will be deemed to be incorporated into and made part of this Agreement. This Agreement, together

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with the  Exhibits and  Schedules  hereto,  the  Employment  Agreements  and the
Confidentiality Agreement, contains the entire agreement among the Parties and there are no agreements, representations, or warranties by any of the Parties hereto which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by all the Parties.

     12.2 EQUITABLE RELIEF; BINDING EFFECT. Seller and each Seller Shareholder recognizes that if Parent and Buyer's remedy at law for any breach of the provisions of Sections 8.1, 8.2 and 8.3 would be inadequate and that for breach of such provisions, Parent and Buyer will, in addition to such other remedies as may be available to them at law or in equity or as provided in this Agreement, be entitled to injunctive relief by an action for specific performance to the extent permitted by law. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, this Agreement and all rights hereunder may not be assigned by Seller or any Seller Shareholder except by prior written consent of Buyer or assigned by Buyer except by prior written consent of Seller.

     12.3 SEPARATE COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same Agreement. Facsimile signatures on counterparts of this Agreement will be deemed original signatures.

     12.4 TRANSACTION COSTS. Except as may be otherwise expressly set forth herein, each Party to this Agreement will be responsible for his, her or its own Transaction Costs; provided, however, that all such Transaction Costs of Seller and the Seller Shareholders shall be either paid immediately at the Closing pursuant to Section 1.2(b) or be explicitly assumed by the Seller Shareholders in a manner satisfactory to Buyer.

     12.5 NOTICES. All notices, demands, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given on the date mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or by a national overnight delivery service. Such notices, demands, consents and other communications will be sent to Buyer and Seller at the respective addresses indicated below:

                  (i)      If to Buyer or Parent:

                           NTN Communications, Inc.
                           5966 La Place Court
                           Carlsbad, California  92008
                           Attention:  Mark DeGorter

                           with a copy to:

                           C. James Levin, Esq.
                           O'Melveny & Myers LLP
                           400 South Hope Street
                           Los Angeles, California 90071

                (ii)       If to Seller:

                           Breakaway International, Inc.
                           803 Stadium Drive, Suite 109
                           Arlington, Texas 76011

                           with a copy to:

                           Dan White, Esq.
                           Shannon, Gracey, Ratliff & Miller, LLP
                           1000 Ballpark Way, Ste 300
                           Arlington, TX 76011]

                (iii)      If to the Seller Shareholders:

                           Gary Peek II
                           3700 Indian Wells Drive
                           Arlington, TX 76017

                           Thomas E. Patty, Jr.
                           551 Franklin Drive
                           Arlington, TX 76011

                           Michael L. Davis
                           3513 Trickling Creek Dr
                           McKinney, TX  75071

                           Michael D. Yaw
                           3015 Woodside Drive
                           Arlington, TX 76063

                           Gary W. Stevens
                           2015 Enchanted Lane
                           Mansfield, TX 76063

unless and until notice of another or different address will be given as provided herein.

     12.6 NO DISCLOSURE WITHOUT CONSENT. No Party will issue any press release related to this Agreement or the Transactions, or make any other announcements (except to any employee on a "need to know" basis and other third Parties but only to the extent necessary in order to consummate the Transactions and who are informed of the confidential nature of such information) without the joint approval of Buyer and Seller, except any public disclosure which Parent or Buyer in its good faith judgment believes is required by law or by any stock exchange on which its securities are listed to be made.

     12.7 SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision will not affect the validity of any other provision.

     12.8  CAPTIONS.   The  captions   herein  have  been  inserted  solely  for
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     12.9 GOVERNING LAW. The execution, interpretation, and performance of this Agreement will be governed by the law of the State of California (excluding any conflicts of laws principles).

     12.10 NO THIRD-PARTY BENEFICIARIES. The Parties hereto have entered into this Agreement for their own benefit and do not intend to benefit any other Person or entity thereby.

     12.11 ARBITRATION.

          (a) Other than with respect to Section 1.3, in the event the Parties (meaning, for purposes of this section, Parent and/or Buyer on the one hand and Seller and the Seller Shareholders on the other hand) are unable to resolve a disputed claim or claims, any of the Parties may request arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration will not be commenced until such amount is ascertained or all parties agree to arbitration; and in either such event the matter will be settled by arbitration conducted by three arbitrators. Parent and/or Buyer on the one hand and Seller and the Seller Shareholders on the other will each select one arbitrator, and the two arbitrators so selected will select a third arbitrator. The arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the Parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing Parties about the subject matter of the dispute. The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim will be binding and conclusive upon the Parties to this Agreement. Such decision will be written and will be supported by written findings of fact and conclusions which will set forth the award, judgment, decree or order awarded by the arbitrators.

          (b) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration will be held in Los Angeles County, California under the rules then in effect of the American Arbitration Association.

                [remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

                                     NTN COMMUNICATIONS, INC.



                                     By: ____________________________________
                                     Name:
                                     Title:


                                    NTN SOFTWARE SOLUTIONS, INC.



                                    By: ____________________________________
                                    Name:
                                    Title:

                                   BREAKAWAY INTERNATIONAL, INC.



                                   By:  ____________________________________
                                   Name:
                                   Title:


                                   SELLER SHAREHOLDERS


                                   By:  ____________________________________
                                   Name:  Gary Peek II


                                   By: ____________________________________
                                   Name: Thomas E. Patty, Jr.


                                   By:  ____________________________________
                                   Name: Michael L. Davis


                                   By:  ____________________________________
                                   Name: Michael D. Yaw


                                   By:  ____________________________________
                                   Name: Gary W. Stevens

                                 SPOUSAL CONSENT


             [to be signed by the spouse of each Seller Shareholder]


     I, ________________, hereby acknowledge the Asset Purchase Agreement (the "Agreement") signed by my spouse, _______________, dated July 30, 2003, concerning the Parent Common Stock offered to my spouse. I agree that the Parent Common Stock and any interest, community or otherwise, that I have in them, is subject to the provisions of the Agreement. I agree that my spouse may in the future join in any amendments or modifications of the Agreement without any further signature, acknowledgment, agreement of consent on my part. I agree that I will neither assign or attempt to assign any interest I have in the Parent Common Stock other than in the manner prescribed in the Agreement.



_________________________                            Date: ____________________

                                    EXHIBIT A

                                   DEFINITIONS

     "Accountants" is defined in Section 1.2(f)(2).

     "Adjustment Amount" is defined in Section 1.2(e).

     "Affiliates" means any Person, firm, or corporation which directly, or indirectly through one or more of intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     "Agreement" is defined in the preamble.

     "Allocable Portion" means, with respect to the share of any Seller Shareholder in a particular amount, that fraction equal to the number of shares of common stock of Seller the Seller Shareholder holds in Seller over the total number of shares of common stock of Seller that all of the Seller Shareholders hold in the aggregate as of the Closing Date.

     "Assumed Liabilities" means (i) all obligations and liabilities incurred in respect of the Purchased Assets accruing after the Closing Date and arising from events occurring after the Closing Date; and (ii) liabilities and obligations arising with respect to the Business, its employees and/or any of the Purchased Assets and incurred with respect to the period prior to the Closing Date to the extent fully reflected on the Preliminary Balance Sheet. The Assumed Liabilities do not include any Retained Liabilities.

     "Business" means Seller's business operated under the name Breakaway International or otherwise relating to point-of-sale, reservations and table-seating management software solutions for the food service industry, together with the goodwill associated therewith, as conducted as of the Closing Date and during the periods covered by the Financial Statements.

     "Buyer" means NTN Software Solutions, Inc., a Delaware corporation.

     "Closing" is defined in Section 1.4.

     "Closing Date" is defined in Section 1.4.

     "Closing Date Balance Sheet" is defined in Section 1.2(f)(1).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" is defined in Section 8.3(a).

     "Confidentiality Agreement" is defined in Section 9.2.

     "Contingent NTN Shares" is defined in Section 1.3(c).

     "Contingent Payments" is defined in Section 1.3.

     "Contracts" means any written or oral purchase or sales commitments, financing or security agreements, warranties, guaranties, licenses, franchises, repurchase agreements, agency agreements, customer agreements, supplier agreements, representative agreements, commission agreements, employment or collective bargaining agreements, independent contractor agreements, insurance policies, and leases of real or personal property, related to the Business to which Seller is a party or is bound, including any oral or unwritten amendment, waivers, or legally binding understandings with respect thereto.

     "Determination Date" is defined in Section 1.3(b).

     "EBT" means, for purposes of calculating the Contingent Payments, the consolidated net income generated by the Business for the period in question, determined in accordance with generally accepted accounting principles as adopted by Buyer consistently applied during the relevant period, and on the basis of first-in-first-out accounting for inventories and with depreciation and amortization determined on a straight line basis over the asset lives of all property and equipment, and in respect of leasehold interests, over the lesser of their economic life or the lease period including option periods where appropriate, in accordance with Buyer's policies, but (i) without any reduction or provision for taxes based upon or measured by income, (ii) without reduction by the amount of any general "corporate charge" or its equivalent which may be imposed by Buyer or its affiliates, (iii) without reduction for interest on the purchase price by Buyer for the assets of Sellers, and (vi) without inclusion of gain or losses from sales of capital or other assets or leaseholds not in the ordinary course.

     "Employment Agreements" means the employment agreements between Buyer and each of Gary Peek, Tom Patty, Mike Davis, Gary Stevens and Wayne Rock, respectively, in form and substance satisfactory to those Persons party to such agreements.

     "Encumbrances" means liens, mortgages, pledges, security interests, restrictions, prior assignments, options, encumbrances, charges, agreements, or claims of any kind, except (a) liens for Taxes, assessments, governmental charges or levies not due or payable as of the Closing or being contested in good faith; (b) material men's, mechanics', carriers', warehouse men's, landlords', workmen's, repairmen's, employees' or other similar liens arising in the Ordinary Course; (c) any restrictions on transfer imposed by applicable Laws (other than environmental Laws); or (d) any imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which do not, individually or in the aggregate, have a Material Adverse Effect.

     "ERISA" is defined in Section 2.15.

     "ERISA Affiliate" is defined in Section 2.15.

     "Filings" means all filings, reports, notices, certificates, forms or other documents filed with or submitted to Governmental Entities.

     "Financial Statements" means (i) a balance sheet as of December 31, 2000, December 31, 2001 and December 31, 2002, (ii) a statement of operations for Seller for the 12-month periods ended on December 31, 2000, December 31, 2001 and December 31, 2002, and (iii) the Preliminary Balance Sheet.

     "First Baseline Year" is defined in Section 1.3(a).

     "Governmental Entities" means federal, state and local governments, and their subdivisions, instrumentalities, departments, agencies, courts, tribunals or other bodies.

     "Hazardous Substance" is defined in Section 2.27.

     "Intellectual Property" means any or all of the following in any jurisdiction: (i) all Proprietary Software; (ii) all patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like statutory rights; (iii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, processes, formulae, technology, technical information, data and customer lists, engineering procedures and all documentation relating to any of the foregoing; (iv) all works of authorship, whether or not copyrightable, copyrights, copyright registrations and pending copyright registration applications and mask works, and all other rights corresponding thereto; (v) all industrial designs and any registrations and applications therefore; (vi) all trade names, corporate names, logos, URLs and other network and email identifiers, trade dress, common law trademarks and service marks, brand names, trademark and service mark registrations and applications therefore; (vii) all software (excluding "shrink wrapped" software which is generally available to the public), (viii) customer lists, mailing lists, supplier lists or know-how
(ix) all databases and data collections and all rights therein; (x) any similar or equivalent rights to any of the foregoing; (xi) all moral and similar rights of approval or attribution; (xii) claims, causes of action or defenses relating to the enforcement of any of the foregoing; and (xiii) goodwill associated with the foregoing.

     "Inventory" means all of Seller's inventory of all goods used or useful in the Business, including all of Seller's right, title, and interest in and to such goods, whether located at Seller's place of business or elsewhere.

     "Knowledge" means (i) with respect to Seller, the knowledge after reasonable inquiry of Seller's personnel responsible for the subject matter in question, and (ii) with respect to a Seller Shareholder, the actual knowledge of such Seller Shareholder without investigation or inquiry. Seller (but not a Seller Shareholder) shall be deemed to have knowledge of a particular fact, circumstance, event or other matter if such knowledge could be obtained from reasonable inquiry of the management or supervisory personnel employed by Seller charged with administrative or operational responsibility for such matters for Seller. For purposes of this Agreement, phrases such as Seller's Knowledge or the Knowledge of Seller shall also include actual knowledge of the Seller Shareholders without investigation or inquiry.

     "Law" means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court or other tribunal, or any other governmental requirement, permit, registration, license or authorization.

     "Leases" means those oral and written agreements between the Seller and DSW Properties with respect to the Leased Property.

     "Leased Property" means all real property in which Seller or any subsidiary has a leasehold interest held under leases.

     "Location" is defined in Section 8.1.

     "Loss" and "Losses" is defined in Section 10.2.

     "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or other), business or prospects of the Business or the Purchased Assets.

     "Material Contracts" is defined in Section 2.10.

     "Non-competition and Payment Agreement" means that Non-competition and Payment Agreement by and between Buyer and Seller in form and substance satisfactory to both parties.

     "NTN Shares" is defined in Section 1.2(c).

     "Ordinary Course" means the ordinary and usual course of the conduct of the Business substantially as currently conducted and conducted in the past.

     "Parent" means NTN Communications, Inc., a Delaware corporation.

     "Parent Common Stock" is defined in the preamble.

     "Party" or "Parties" means the parties to this Agreement and any successors or assignees thereto.

     "Pension Plan" is defined in Section 2.15.

     "Permits" means all consents, approvals, or waivers from Governmental Entities necessary for the conduct of the Business.

     "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

     "Personal Property" means all equipment, machinery, computers, furniture, leasehold improvements, vehicles, molds and other personal property owned, leased or otherwise held by Seller used or useful in the Business, and all right, title and interest of Seller therein.

     "Piggyback Registration" is defined in Section 7.4.

     "Piggyback Notice" is defined in Section 7.4.

     "Plan" means any pension, benefit, welfare, retirement, profit-sharing, deferred compensation, medical, dental, health, disability, bonus, option, insurance or other benefit plan or arrangement listed on any Schedule covering any employee of Seller.

     "Preliminary Balance Sheet" means a balance sheet and income statement for the Business as of July 31, 2003, a copy of which is attached hereto as Exhibit C.

     "Proceeding" means any action, suit, investigation or proceeding, whether at law or in equity, whether civil or criminal in nature, before any Governmental Entity or arbitrator.

     "Proprietary Software" means all data files, source and object codes, user interfaces, manuals, programming notes and instructions, databases and other specifications and documentation related to the following software products:
Breakaway VISION, Breakaway Enterprise, Breakaway ProHost and Breakaway RSViP, and all customized versions and upgrades and modifications thereof (but specifically excluding Domino's Pulse).

     "Purchase Price" is defined in Section 1.2.

     "Purchased Assets" means the Business and all assets and property of Seller, real or personal, tangible or intangible, used in or in connection with the Business, including without limitation all of Seller's right, title, and interest in, to, and under the following:

          (a) all cash and cash  equivalents,  including all amounts pursuant to
     Section 4.3;

          (b) all Inventory;

          (c) all accounts receivable, notes receivable and any other amounts payable to Seller in connection with the Business;

          (d) all vendor credits, price adjustments or related rights, rebates, pre-paid expenses and deposits with suppliers and others;

          (e) all leasehold interests, improvements, and associated fixtures and interests, used or useful in the Business (including but not limited to the Lease);

          (f) all Personal Property;

          (g)  all  office  and  other  supplies,   tools,   spare  parts,   and
     maintenance, advertising, and promotional materials used or useful in the Business;

          (h) all Intellectual Property (including but not limited to the Proprietary Software) used or useful in the Business;

          (i) any refund for overpayment of income or franchise Taxes or other Taxes of Seller or relating to the Business attributable to periods (or portions of periods) ending on or before the Closing Date;

          (j) Seller's rights under any loan by Seller to any employee, officer, director, agent or shareholder of Seller;

          (k) Seller's deposit and security accounts;

          (l) all rights in and under Contracts except with respect to the Retained Contract;

          (m) all Permits used in or required for the lawful conduct of the Business;

          (n) all records relating to operations, such as diagrams, construction data, blueprints, instruction manuals, maintenance manuals, reports and similar documents used or useful in the Business;

          (o) all causes of action, choses in action, complaints and rights currently in litigation or which could result in litigation which would or could benefit the Business;

          (p) all goodwill arising out of or associated with the Business; and

          (q) any assets shown on any Schedule.

     "Registration Expenses" is defined in Section 7.7.

     "Registrable Securities" means the NTN Shares acquired by Seller at Closing under this Agreement and any Contingent NTN Shares subsequently acquired pursuant to Section 1.3.

     "Required Consents" is defined in Section 2.10(a).

     "Retained Contract" means that Asset Purchase Agreement by and between OpenTable, Inc. and Seller dated as of February 25, 2002.

     "Retained Liabilities" means any debts, liabilities, commitments, and/or obligations of Seller of any kind or nature whatsoever, whether absolute or contingent, liquidated or unliquidated, and whether or not accrued, matured, known, or suspected, that are not Assumed Liabilities, including but not limited to (a) liabilities related to any Taxes of Seller or relating to the Business attributable to periods (or portions of periods) ending on or before the Closing Date; (b) liabilities for violations of environmental Laws or relating to Hazardous Substances occurring on or before the Closing; (c) liabilities for the indemnification of officers, directors or employees; (d) liabilities in connection with any independent contractor or consultant engaged by Seller being deemed an "employee", including but not limited to withholding obligations, pension, welfare or other insurance benefits, vacation or sick leave or severance payments; (e) fees and expenses of Seller in connection with the Transactions; (f) liabilities for borrowed money, including interest accrued or payable thereon; (g) other than accounts payable set forth on the Preliminary Balance Sheet, liabilities relating to the conduct of the Business before the Closing Date; (h) all liabilities and obligations under the Plans, including without limitation, all liabilities and obligations arising from or related to any Pension Plans or Welfare Plans or under ERISA; (i) liabilities and obligations arising under the Worker Adjustment and Retraining Notification Act ("WARN"), Section 4980 of the Code ("COBRA"), and Section 402(f) of the Code ("Rollover Notice") based on any alleged acts, errors or omissions that allegedly occurred or should have occurred on or prior to the Closing Date; (j) liabilities and obligations with respect to any stock option plans of Seller;
(k) any claims for product warranty, product liability, refunds, returns, personal injury and property damage, and all other liabilities and obligations, relating to products sold or services provided by Seller on or prior to the Closing Date; (l) liabilities arising from employees of Seller incorrectly being categorized or treated as "exempt" under federal and state wage and hour laws;
(m) liabilities for any costs related to a shut down, layoff, dissolution or wind-up, (n) Transaction Costs of the Seller and the Seller Shareholders (including but not limited to any obligation of any kind whatsoever to any party for a finder's fee (or similar compensation) in connection with the Transactions); (o) liabilities relating to the Retained Contract; and (p) any other liabilities which are not expressly assumed by Buyer, including but not limited to any liability with respect to sales tax liability with respect to the Business that accrued prior to the Closing Date, including any applicable interest and penalties.

     "Second Baseline Year" is defined in Section 1.3(a)(2).

     "SEC"  means  the   Securities   and  Exchange   Commission  or  any  other
Governmental Authority at the time administering the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means Breakaway International, Inc., a Texas corporation.

     "Seller Notes" is defined in the preamble.

     "Seller Intellectual Property" is defined in Section 2.12(b).

     "Seller Shareholders" is defined in the preamble.

     "Selling Expenses" means all fees of counsel to Seller, underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the NTN Shares pursuant to the registration statement.

     "Short Form Registration" is defined in Section 7.2.

     "Significant Customer" is defined in Section 2.25.

     "Significant Partner" is defined in Section 2.25.

     "Significant Supplier" is defined in Section 2.25.

     "Sophisticated Purchaser Questionnaire" means a Questionnaire completed by Gary W. Stevens in substantially the form attached as Exhibit D hereto.

     "Taxes" means all federal, foreign, state, local, and other taxes, fees, assessments, duties and other similar governmental charges owed by Seller or related to the Business (including interest and penalties).

     "Tax Returns" means federal, foreign, state, local, and other tax returns and reports.

     "Termination Date" is defined in Section 9.1(d).

     "Threatened" means, with respect to an action, proceeding or other matter, that any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or that any other event has occurred or any other circumstances exist, that would lead a reasonable Person to conclude that such proceeding or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Total Consideration" means the sum of (i) $2,603,523.45 and (ii) the value of all Contingent Payments.

     "Transaction Costs" means legal, accounting and other expenses, if any, attendant to the negotiation and drafting of this Agreement and to the Transactions.

     "Transactions" is defined in Section 1.1(a).

     "Transfer Taxes" is defined in Section 11.1.

     "Trigger Event" is defined in Section 8.8(a).

     "Welfare Plans" is defined in Section 2.15.

                                    EXHIBIT B

                                  BILL OF SALE


     THIS BILL OF SALE is made this ____ day of ________, 2003, by Breakaway International, Inc., a Texas corporation (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller owns certain assets used or useful in Seller's business relating to the business of point of sale, restaurant reservations and table seating management software solutions; and

     WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of July 30, 2003, (the "Purchase Agreement"), by and among Seller, NTN Software Solutions, Inc., a Delaware corporation (the "Buyer"), NTN Communications, Inc., a Delaware corporation (the "Parent"), and those Seller Shareholders party thereto, Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller the Purchased Assets. All terms used herein without definition shall have the meanings given such terms in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and intending to be legally bound hereby, Seller does hereby unconditionally and irrevocably sell, assign, transfer, convey and deliver to Buyer, its successors and assigns, all of Seller's legal, beneficial and other right, title and interest in and to the Purchased Assets.

     Seller hereby represents and warrants that the Purchased Assets are hereby transferred to Buyer free and clear of all debts, liens, security interests, mortgages, trusts, claims, or other liabilities or encumbrances whatsoever. The representations and warranties contained in the Purchase Agreement relating to the Purchased Assets are incorporated herein by this reference, subject to the limitations upon survival, indemnification and other matters relating to such representations and warranties set forth in the Purchase Agreement which are also incorporated herein by this reference.

     Seller, for itself and its successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, it will execute and deliver to Buyer such further instruments of sale, conveyance, assignment and transfer, and take such other action, all upon the reasonable request of Buyer, in order more effectively to convey, assign, transfer and deliver all or any portion of the Purchased Assets to Buyer and to assure and confirm to any other Person the ownership of the Purchased Assets by Buyer, and to permit Buyer to exercise any of the franchises, rights, licenses or privileges intended to be sold, conveyed, assigned, transferred and delivered by Seller to Buyer pursuant to this Bill of Sale.

     As a material part of the consideration for the Purchase Agreement, Seller and Buyer agree that Buyer is taking the "Personal Property" (as such term in defined in the Purchase Agreement) "AS IS" with any and all latent and patent defects and that there is no warranty by Seller that the Personal Property is fit for a particular purpose. Buyer acknowledges that it is not relying upon any representation, statement or other assertion with respect to the condition of the Personal Property, but is relying upon its examination of the Personal Property. Buyer takes the Personal Property under the express understanding there are no express or implied warranties (except for limited warranties of title set forth in the closing documents).


                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and delivered as of the day and year first above written.

                                      BREAKAWAY INTERNATIONAL, INC.


                                      By:  ______________________________
                                      Name:
                                      Title:

                                    EXHIBIT C

                            PRELIMINARY BALANCE SHEET

                                    EXHIBIT D


                      SOPHISTICATED PURCHASER QUESTIONNAIRE

1. Identity.

   Name_________________________________________________
       (Exact name as it should appear on stock certificate)

   Residence Address_______________________________________

   Home Telephone________________________________________

   Date of Birth__________________________


2. BUSINESS

    Occupation_____________________________________________

    Number of Years________

    Present Employer__________________________________________

    Position/Title_____________________________________________

    Business Address__________________________________________

    Business Telephone_________________________________

    Business Facsimile_________________________________


3. RESIDENCE INFORMATION

 (a) Set forth in the space provided below the state(s)/countries in which you have maintained your principal residence during the past three years and the dates during which you resided in each state/country.

              --------------------------------------------------


              --------------------------------------------------

 (b) Are you registered to vote in, or do you have a driver's license issued by, or do you maintain a residence in any other state/country? If yes, in which state(s)/ country(ies)?

              --------------------------------------------------

4. EDUCATION

     Please describe your educational background and degrees obtained, if any.


       -----------------------------------------------------------

       -----------------------------------------------------------

5. BUSINESS AND FINANCIAL EXPERIENCE

     Please describe in reasonable detail the nature and extent of your business, financial and investment experience which you believe gives you the capacity to evaluate the merits and risks of the proposed investment and the capacity to protect your interests.


     -----------------------------------------------------------

     -----------------------------------------------------------

     -----------------------------------------------------------


6. FINANCIAL ADVISORS

     In  evaluating  this  investment,  will you use the  services of any of the
     following  advisors?  (If  so,  please  identity,   providing  address  and
     telephone number.)

     Accountant:                  ________________________________

                                  --------------------------------

                                  --------------------------------

     Attorney:                    ________________________________

                                  --------------------------------

                                  --------------------------------


     Other:                       ________________________________

                                  --------------------------------

                                  --------------------------------

7. REPRESENTATION AND WARRANTIES

The undersigned hereby acknowledges, represents and warrants to, and agrees with, NTN Communications, Inc. ("Company"), as follows:

          (a) The undersigned understands that the offering of the shares of common stock of the Company (the "Shares") are intended to be exempt from registration under the Securities Act of 1933, as amended, (the "Securities Act"), by virtue of Section 4(2) and Rule 506 of Regulation D promulgated under the Securities Act, and in accordance therewith and in furtherance thereof, the undersigned represents and warrants and agrees as follows:

               (i) The undersigned and the undersigned's advisers have been afforded an opportunity to review and receive the reports filed by the Company under the Securities Exchange Act of 1934 (the "Exchange Act") and other publicly available information relating to the Company, the Company's business and finances (collectively, the "Information"), and any and all other information deemed relevant by the undersigned in order to make an informed investment decision regarding the Shares, and have reviewed and received such Information and understand the Information;

               (ii) No written representations have been made other than as stated, or in addition to those stated, in the Information;

               (iii) If the undersigned is a natural person, the undersigned has reached the age of majority in the state in which the undersigned resides;

               (iv) The address set forth below is the undersigned's true and correct domicile;

               (v) The undersigned has adequate means of providing for the undersigned's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment, and, at the present time, could afford a complete loss of such investment;

               (vi) The undersigned has such knowledge and experience in financial, tax, and business matters so as to enable the undersigned to utilize the Information made available to the undersigned in connection with the offering of the Shares to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto;

               (vii) The undersigned is not relying on the Company with respect to the legal, tax, and other economic considerations of an investment and has obtained, or had the opportunity to obtain the advice of the undersigned's own legal, tax, and other advisors;

               (viii) THE UNDERSIGNED UNDERSTANDS AND ACKNOWLEDGES THAT HIS OR HER INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK AND IS SUITABLE ONLY FOR INVESTORS OF SUBSTANTIAL MEANS WHO HAVE NO IMMEDIATE NEED FOR LIQUIDITY OF THE AMOUNT INVESTED, AND THAT SUCH INVESTMENT INVOLVES A RISK OF LOSS OF ALL OR A SUBSTANTIAL PART OF SUCH INVESTMENT..

          (b) The undersigned's overall commitment to investments which are not readily marketable is reasonable in relation to the undersigned's net worth.

          (c) The undersigned acknowledges:

               (i) In making an investment decision the undersigned has relied on the undersigned's own examination of the Company and the terms of the offering of the Shares, including the merits and risks involved. THE SHARES OFFERED HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE INFORMATION OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE;

          (d) The statements given in response to the questions attached are true, correct and complete in all material respects with no omissions whose omission would result in such statements being materially inaccurate.



                                    By:    ____________________________________
                                    Name: